UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Brown-Forman Corporation

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June  26, 2014

Dear Brown-Forman Stockholder:

It is our pleasure to invite you to attend Brown-Forman Corporation’s 2014 Annual Meeting of Stockholders, which will be held at the Brown-Forman Conference Center in Louisville, Kentucky on Thursday, July 24, 2014 at 9:30 A.M. (Eastern Daylight Time). Please see the Notice of Annual Meeting on the next page for more information about this location and our admission procedures.

We enclose our Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders.

Your vote is very important to us. If you are a Class A stockholder, we urge you to complete and return your proxy card, or to vote by telephone or Internet as soon as possible, whether or not you plan to attend the Annual Meeting.

We hope to see you on July 24. On behalf of the Board of Directors, thank you for your continued support.

Very truly yours,

Paul C. Varga, Chairman and Chief Executive Officer	Geo. Garvin Brown IV, Chairman of the Board of Directors

Date:	Notice of Annual Meeting of Stockholders Thursday, July 24, 2014

Time:	9:30 A.M. (Eastern Daylight Time)

Location:	Brown-Forman Conference Center 850 Dixie Highway Louisville, Kentucky 40210

We are holding this meeting for the following purposes, which are described more fully in our Proxy Statement:

»    To elect the twelve directors named in the Proxy Statement;

»    To vote, on a nonbinding advisory basis, to approve our executive compensation; and

»    To transact any other corporate business that may properly come before the meeting.

Class A stockholders of record at the close of business on June 16, 2014 are entitled to vote at the meeting, either in person or by proxy. Class B stockholders are welcome to attend the meeting but are not entitled to vote.

There are several ways to vote this year. You may complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, or you may vote by telephone (800-652-8683) or via the Internet (www.investorvote.com/BFB). Whatever method you choose, voting in advance of the meeting will ensure that your shares will be voted as you direct even if you can’t attend the meeting. Instructions on telephone and Internet voting are on the proxy card enclosed with this Proxy Statement.

Louisville, Kentucky

June 26, 2014

By order of the Board of Directors

Matthew E. Hamel, Secretary

ADMISSION PROCEDURES

As we are committed to providing a safe, secure environment for our stockholders, employees and guests, we kindly ask that you observe the following procedures if you plan to attend the Annual Meeting:

»    Before the meeting: Please register on or before July 22, 2014, by contacting Linda Gering, our Stockholder Services Manager, at (502) 774-7690 or Linda_Gering@b-f.com.

»    When you arrive: Brown-Forman representatives will be available to direct you to the Forester Center garden area where you can check in at the registration table beginning at 8:30 A.M. (Eastern Daylight Time). In case of inclement weather, registration will take place inside the Forester Center Annex instead.

»    What to bring: If your shares are registered in the name of a bank, broker, or other holder of record, please bring both a photo ID and documentation of your stock ownership as of June 16, 2014 (such as a brokerage statement). If your shares are registered in your name, either solely or jointly with one or more co-owners, you will just need a photo ID.

If you arrive without having registered in advance, you may still be admitted if you present a photo ID along with your proxy card, brokerage statement, or other proof of stock ownership.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2014:

The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders, which includes our Form 10-K for fiscal 2014, are available at www.brown-forman.com/proxy.

LETTER TO STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2	PROXY SUMMARY

4	ANNUAL MEETING INFORMATION

7	CORPORATE GOVERNANCE
7	Our Board of Directors
7	Board Composition
8	Leadership Structure
9	Board Guidelines and Procedures
12	Company Best Practices
12	Our Controlling Family Stockholders

14	PROPOSAL 1: ELECTION OF DIRECTORS

18	DIRECTOR COMPENSATION

21	PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

22	COMPENSATION DISCUSSION AND ANALYSIS
22	Executive Summary
23	Overview of Our Compensation Program
25	The Role of Our Compensation Committee
26	Target Compensation
28	Awards and Payouts in Fiscal 2014: Fixed and Short-Term Compensation
31	Awards and Payouts in Fiscal 2014: Long-Term Compensation
36	Other Compensation Elements
37	Compensation Policies and Practices
38	Compensation Committee Report

39	COMPENSATION TABLES
39	Summary Compensation
41	Grants of Plan-Based Awards
43	Outstanding Equity Awards
45	Option Exercises and Stock Vested
46	Pension Benefits
47	Non-Qualified Deferred Compensation
48	Potential Payments Upon Termination or Change-in-Control

52	STOCK OWNERSHIP

56	AUDIT MATTERS

59	OTHER INFORMATION

2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	1

PROXY SUMMARY

In this section we highlight certain information about matters discussed in this Proxy Statement. As it is only a summary, we encourage you to read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS
Date:	Thursday, July 24, 2014

Time:	9:30 A.M. (Eastern Daylight Time)

Location:	Brown-Forman Conference Center 850 Dixie Highway Louisville, Kentucky 40210

PROPOSALS FOR STOCKHOLDER VOTING

Proposal	Our Board’s voting recommendation	Where to find details
Election of 12 directors	For all nominees	Pages 14–17
Advisory vote to approve our	For the proposal	Page 21
executive compensation

PERFORMANCE AND COMPENSATION HIGHLIGHTS

We believe that our executive compensation program continues to attract, motivate, reward, and retain a talented and diverse team of executives. These individuals lead us in our efforts to be the best brand builder in the spirits industry and enable us to deliver superior and sustainable value for our stockholders. We had strong performance during fiscal 2014, and the incentive payouts to our executives reflect this performance.

The following depicts the three-year comparison between our Company performance for both total shareholder return and depletion-based operating income growth and the compensation of our Chief Executive Officer, Paul Varga. These metrics reflect exceptional long-term value generated for our stockholders and show the alignment of our compensation strategy with that performance.

Our Performance in Fiscal 2014:

(1)    Reflects annual depletion-based operating income growth of Brown-Forman over the past three years. “Depletion-based operating income” is not derived in accordance with GAAP. Please refer to our non-GAAP measure—“changes in underlying operating income”—that is calculated using depletion-based operating income. The reasons for the Company’s use of this measure are presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our annual report on Form 10-K for fiscal 2014.

(2)    Values based on Mr. Varga’s total compensation as outlined in the Summary Compensation Table on page 39, excluding a one-time special grant of 67,513 Class A common restricted stock.

2	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

OUR DIRECTOR NOMINEES TO THE BOARD

You are being asked to vote on the election of twelve directors. Detailed information about each director’s background, skills and expertise can be found in Proposal 1: Election of Directors. The chart below provides an overview of our director nominees.

Board Nominees

				Category
Nominee	Occupation	Age	Director since	Independent Director	Brown Family Director	Management Director
Joan C. Lordi Amble	Retired Executive Vice President, Finance, American Express Company	61	2011	●
Patrick Bousquet-Chavanne	Executive Director, Marketing and Business Development, Marks and Spencer Group, PLC	56	2005	●
Geo. Garvin Brown IV	Chairman of the Board, Brown-Forman	45	2006		●	●
Martin S. Brown, Jr.	Attorney, Adam and Reese LLP	50	2006		●
Bruce L. Byrnes	Retired, Vice Chairman of the Board, The Procter & Gamble Company	66	2010	●
John D. Cook Lead Independent Director	Director Emeritus of McKinsey & Company	61	2008	●
Sandra A. Frazier	Founder and Partner, Tandem Public Relations, LLC	42	2006		●
Michael J. Roney	Chief Executive of Bunzl plc	60	2014	●
Dace Brown Stubbs	Private Investor	67	1999		●
Michael A. Todman	President, Whirlpool International	56	N/A	●
Paul C. Varga	Chairman & CEO, Brown-Forman	50	2003			●
James S. Welch, Jr.	Vice Chairman, Executive Director of Corporate Affairs, Strategy and Diversity, Brown-Forman	55	2007			●

“	Our unique advantage of our portfolio skew to premium American whiskey, coupled with our well-balanced geographic growth, helped us achieve excellent organic results.” —Paul Varga, Chairman and CEO	22%	Return on invested capital[1]

		$230	Net debt reduction[1]
		million

		$280	Dividends & share repurchases
		million

(1)    “Return on invested capital” and “net debt” are not derived in accordance with GAAP. A description of these measures is presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our annual report on Form 10-K for fiscal 2014.

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ANNUAL MEETING INFORMATION

ABOUT YOUR PROXY MATERIALS

Our Board of Directors is soliciting proxies for our upcoming Annual Meeting of Stockholders to be held on July 24, 2014. This means that you can vote “by proxy” at the annual meeting—that is, you can instruct us how you would like your shares to be voted if you do not attend.

We are providing you with these proxy materials so that you may make an informed decision on the matters to be considered at the Annual Meeting. We will begin mailing this Proxy Statement and accompanying materials, and also make them available on the Internet, on or about June 26, 2014, to holders of record of our Class A common stock at the close of business on June 16, 2014, which is the “record date” for the Annual Meeting.

This Proxy Statement and our Annual Report to Stockholders, which includes our Form 10-K for fiscal 2014, are available at www.brown-forman.com/proxy. You may request additional copies at any time using the contact information below.

Contact Information

For information about your stock ownership or other stockholder services, please contact Linda Gering, our Stockholder Services Manager, by telephone at (502) 774-7690, by e-mail at Linda_Gering@b-f.com or by mail at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210.

Reducing duplicate mailings. The Securities and Exchange Commission (SEC) permits us to deliver a single Proxy Statement and Annual Report to stockholders who share the same address and last name unless we receive contrary instructions from any stockholder in that household. Each stockholder still receives his or her own proxy card. We participate in this “householding” process to reduce our printing costs and postage fees and to facilitate voting. If you would like to enroll in this “householding” service, or if your household is already enrolled but you prefer to receive a separate copy of the proxy materials, please inform us using the contact information above and we will promptly fulfill your request.

If you wish to opt out of householding for next year, please contact us using the contact information above.

Please let us know as soon as possible how you would like your shares voted. To do this, you may complete, sign, date, and return the enclosed proxy card or voting instruction card, or you may instruct us by telephone or via the Internet. See “Voting” below for details.

ATTENDING THE ANNUAL MEETING

Although only Class A stockholders may vote at the Annual Meeting, Class B stockholders as of the record date may also attend.

If you plan to attend, please register in advance by contacting Linda Gering, using the contact information above, on or before July 22, 2014. We ask that you bring a form of photo identification to the meeting, and if your shares are registered in the name of a bank, broker, or other holder of record, please bring documentation of your stock ownership as of the record date as well. Please see “Admission Procedures” outlined in the Notice of Annual Meeting for full details.

VOTING

Who May Vote

Holders of our Class A common stock at the close of business on the record date, June 16, 2014, or their legal proxies, are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 84,528,225 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. If you purchased Class A common stock after the record date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the record date. Each share of Class A common stock outstanding at the close of business on the record date is entitled to one vote. If you receive more than one proxy card or voting instruction card, it is important that you complete, sign, and date each proxy card and each voting instruction card that you receive (or follow the telephone or Internet voting instructions), because they represent different shares.

4	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING INFORMATION—VOTING

Stockholders of record: If you are a Class A stockholder and your shares are registered directly in your name with our stock transfer agent, Computershare, you are considered to be the “stockholder of record” of those shares. If you are a stockholder of record, you can give a proxy to be voted at the meeting:

»	over the telephone by calling a toll-free number (800-652-8683);
»	using the Internet (www.investorvote.com/BFB); or
»	by completing, signing and mailing the enclosed proxy card to the Company in the envelope provided.

Unless you are planning to vote at the meeting in person, your proxy must be received by 1:00 a.m., Eastern Daylight Time, on Thursday, July 24, 2014.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or the Internet, please refer to the instructions set forth on the enclosed proxy card.

By giving your proxy, you authorize the individuals named on the proxy card to vote your shares for you in accordance with your instructions. These individuals will also have the obligation and authority to vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any unforeseen reason a director nominee is not available to serve, the persons named as proxy holders may vote your shares at the Annual Meeting for another nominee. The proxy holders for this year’s Annual Meeting are Geo. Garvin Brown IV, Paul C. Varga, and Matthew E. Hamel.

If you are a stockholder of record and you sign and return your proxy card (or give your proxy by telephone or the Internet) without specifying how you want your shares to be voted, our proxy holders will vote your shares “FOR” the election of each of the nominees to the Board (Proposal 1) and “FOR” the advisory resolution to approve our executive compensation (Proposal 2). With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote your shares as recommended by the Board or, if no recommendation is given, using their own discretion.

“Street name” stockholders: If you are a Class A stockholder and your shares are held in a stock brokerage account or by a bank (known as holding shares in “street name”), you have the right to direct your broker or bank how to vote your shares, and the broker or bank is required to vote your shares in accordance with your instructions. To provide instructions to your broker or bank by mail, please complete, sign, date and return your voting instruction card in the postage-paid envelope provided by your broker or bank. Alternatively, if the broker or bank that holds your shares offers Internet or telephone voting, you will receive instructions from your broker or bank that you must follow in order to submit your proxy over the Internet or by telephone. You also may vote in person at the meeting, but only if you obtain a “legal proxy” from the broker or bank that holds your shares.

If you are a street name stockholder and you do not instruct your broker how to vote, your broker will not be able to vote your shares on either Proposal 1 or Proposal 2.

Changing Your Vote; Revoking Your Proxy

If you are a stockholder of record, you may change your vote by submitting another proxy by telephone or via the Internet, or by mailing another properly signed proxy card bearing a later date than your original one, or by attending the Annual Meeting and casting your vote in person. You also may revoke a proxy that you previously provided by delivering timely written notice of revocation of your proxy to our Secretary.

If you hold your shares in street name, you will need to follow the instructions in the materials your broker or bank has provided to you in order to change your vote or revoke a proxy.

Voting Privacy

Proxy instructions, ballots and voting tabulations are handled in a manner that protects the confidentiality of each stockholder’s vote. Your vote will not be disclosed within the Company or to third parties, except as necessary to meet legal requirements, to allow for the tabulation and certification of votes, and to facilitate proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	5

ANNUAL MEETING INFORMATION—ANNOUNCEMENT OF VOTING RESULTS

Quorum Requirements

Business can be conducted at the Annual Meeting only if a quorum consisting of a majority of the outstanding shares of Class A common stock is present in person or represented by proxy. Abstentions will be counted as present for purposes of establishing a quorum. Broker non-votes are counted as present for purposes of establishing a quorum, but will not be considered entitled to vote on any proposal. We do not expect any broker non-votes to occur because both of the proposals on the agenda for this year’s Annual Meeting are matters on which brokers do not have discretionary authority to vote.

Votes Needed For Approval

Election of directors (Proposal 1): A nominee will be elected if he or she receives a majority of the votes cast, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director (with abstentions and broker non-votes not counted as votes cast).

Advisory resolution approving our executive compensation (Proposal 2): Approval requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter (with abstentions counted as a vote against the proposal and broker non-votes not counted as shares entitled to vote on the matter).

Any other matter properly presented and brought to a vote at the Annual Meeting: Approval requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter (with abstentions counted as a vote against the proposal and broker non-votes not counted as shares entitled to vote on the matter).

Dividend Reinvestment and Employee Stock Purchase Plan Shares

Shares of Class A common stock held by participants in Brown-Forman’s dividend reinvestment and employee stock purchase plans are included in your holdings and reflected on your proxy card. These shares will be voted as you direct.

ANNOUNCEMENT OF VOTING RESULTS

We intend to announce the preliminary voting results at the Annual Meeting and to issue a press release that same day. In addition, we will report the voting results by filing a Form 8-K with the SEC within four business days following the Annual Meeting.

PROXY SOLICITATION EXPENSES

Brown-Forman bears the cost of soliciting proxies. Beginning on June 26, 2014, which is the mailing date for these proxy materials, our directors, officers, and other employees may solicit proxies in person or by regular or electronic mail, phone, fax, or the Internet. Directors, officers, and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to the beneficial owners of our stock held in street name. In addition, we have retained Proxy Express, Inc. to assist with the distribution of proxy materials for a fee of approximately $25,000, plus associated expenses.

6	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS

Our Board is the policy-making body that is ultimately responsible for the business success and ethical climate of the Company. The Board oversees the performance of our senior management team, which is responsible for leading and operating the Company’s business. The Board’s primary responsibilities include retention, evaluation, and succession planning for the Company’s Chief Executive Officer and its Chairman of the Board, as well as oversight of the Company’s corporate strategy, financial condition, executive compensation policies and practices, and enterprise risk management. The Board may retain such independent advisors as it deems necessary or appropriate to help it perform its duties. It conducts an annual self-assessment to determine whether it and its committees are functioning effectively.

BROWN-FORMAN IS A “CONTROLLED COMPANY.”

As a publicly traded, family-controlled company, Brown-Forman enjoys a rare governance opportunity, whereby members of our controlling stockholder family, the Brown family, participate directly on our Board. We believe this governance structure confers a distinct competitive advantage upon the Company, due largely to the long-term ownership perspective that Brown family members bring to our Board. This advantage is sustained by a careful balancing of the roles of our Board, Company management, and our stockholders — including the Brown family.

BOARD COMPOSITION

How Our Controlled-Company Status Affects Our Board

Our Board has determined that Brown-Forman is a “controlled company” under New York Stock Exchange (NYSE) rules because more than 50% of our Class A voting stock is held by the Brown family, and historically, Brown family members have voted, by an overwhelming majority, in favor of directors nominated by the Board.

As a controlled-company, we are exempt from NYSE listing standards that require boards to have a majority of independent directors, a fully independent nominating/corporate governance committee, and a fully independent compensation committee. Notwithstanding these exemptions, as a matter of good corporate governance the Board has voluntarily chosen to have a Compensation Committee that is composed entirely of independent directors that meet the NYSE’s heightened independence standards for Compensation Committee members. We do avail ourselves of the exemptions from having a majority of independent directors and a fully independent nominating/corporate governance committee.

Our Independent Directors

Under NYSE listing rules, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. While the focus is on independence from management, the Board considers all relevant facts and circumstances in making an independence determination. Our Board recognizes the value of having independent directors on the Board and has determined that five of our eleven directors are independent under NYSE standards. These are: Joan C. Lordi Amble, Patrick Bousquet-Chavanne, Bruce L. Byrnes, John D. Cook and Michael J. Roney. In addition, the Board has determined that director nominee Michael A. Todman is independent under NYSE standards.

The Board has also determined that Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr. are not independent because they are members of Company management, and that Dace Brown Stubbs is not independent due to her son’s employment with the Company. The Board elected not to make a determination with respect to the independence of Martin S. Brown, Jr. and Sandra A. Frazier.

Our Brown Family Directors

The Company believes that it is strategically important for Brown family members to be actively engaged in the oversight of the Company. Through participation on the Board, the Brown family’s long-term perspective is brought to bear, in some measure, upon each and every matter that the Board considers. Brown family directors also serve as an

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CORPORATE GOVERNANCE—LEADERSHIP STRUCTURE

effective link between the Board and the controlling family stockholders. In addition, Board service allows the Brown family to actively oversee their investment in the Company. Current Brown family member directors are: Geo. Garvin Brown IV, Martin S. Brown, Jr., Sandra A. Frazier, and Dace Brown Stubbs.

Our Management Directors

The Company also believes it is important, from a corporate governance standpoint, that Company management be represented on the Board. Current Board members who are also members of Company management are: Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr.

Recent Changes to our Board

As previously disclosed, the Board appointed Michael J. Roney to the Board effective March 27, 2014.

LEADERSHIP STRUCTURE

Chairman of the Board

Our Board believes that the determination of whether to separate or combine the roles of Chairman of the Board and Chief Executive Officer should depend largely upon the identity of the Chief Executive Officer and the composition of the Board at the time. For this reason, it does not have a policy on separation of these roles, but rather evaluates the situation as circumstances change.

Currently, these roles are separate, although in years past they have been combined. Geo. Garvin Brown IV, a member of senior management and a Brown family member, serves as Chairman of the Board, with responsibility for chairing Board meetings and also chairing our Annual Meeting of Stockholders. He plays a very important role as the primary liaison between the Board and our controlling family stockholders. In addition to his role as Chairman of the Board, Mr. Brown is an Executive Vice President, involved in strategic planning for the Company as well as operational matters.

Company Chairman and CEO

Paul C. Varga serves as Company Chairman and Chief Executive Officer. Mr. Varga is the Company’s highest ranking executive officer, and has responsibility for the Company’s strategy, operations and performance. He serves as a member of our Board and of the Board’s Executive Committee.

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CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

Lead Independent Director

When a non-independent director holds the office of Chairman of the Board, as is currently the case, the Board (after considering the recommendation of the Corporate Governance and Nominating Committee), may select one independent director to serve as Lead Independent Director. In September 2012, the Board selected John D. Cook to serve in this role.

As Lead Independent Director, Mr. Cook’s responsibilities are:

»	To chair executive sessions attended solely by non-management directors and independent directors.
»	To facilitate open communications between Board meetings and help directors reach consensus on important matters.
»	To communicate and consult with our long-term stockholders.
»	To play a leadership role in contingency and succession planning.
»	To perform any other duties that the Board may delegate to him from time to time.

Mr. Cook chaired three executive sessions of non-management directors in fiscal 2014, as required by NYSE rules. Also, because our non-management director group includes directors who are not “independent” under NYSE listing standards, Mr. Cook called and presided over two executive sessions in fiscal 2014 that were attended solely by our independent directors.

Why the Board Chose this Leadership Structure

Our Board has determined that this leadership structure currently serves the best interests of the Company and its stockholders. Having a Brown family member serve as Chairman of the Board promotes the Brown family’s active oversight of, and engagement and participation in, the Company and its business, and reflects the fact that Brown-Forman is controlled by the Brown family. In addition, because Mr. Brown handles the responsibilities attendant to the position of Chairman of the Board, Mr. Varga, our Chief Executive Officer, can focus more on the Company’s strategy and operations, while the Board still has access to his comprehensive knowledge of the Company’s business. The Lead Independent Director position provides leadership to, and fosters coordination among, our independent directors, enabling them to better fulfill their role of bringing expert outside perspectives to the Board. Each of our Chairman of the Board, Chief Executive Officer, and Lead Independent Director acts as a liaison among the management, family stockholder, and independent members of our Board.

BOARD GUIDELINES AND PROCEDURES

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that provide a framework for the Board’s exercise of its duties. Among other things, these guidelines contain policies and requirements regarding: director qualifications; director responsibilities; meetings and attendance; committee composition and responsibilities; director compensation; and director access to management and independent advisors. The guidelines also require an annual self-evaluation by the Board. The Corporate Governance Guidelines are published on our website at www.brown-forman.com/company/governance.

Director Service

The Board is authorized to fix the number of directors to serve on the Board from time to time, within a range of three to seventeen members. Directors are elected each year at the Annual Meeting by a majority of the votes cast by our Class A stockholders. Once elected, a director holds office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified, unless he or she first resigns, retires, or is removed. Directors are not subject to term limits. A director may not stand for re-election to the Board after he or she has reached the age of 71. In exceptional circumstances, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board may request a director to remain on the Board until a given date if it finds that this would significantly benefit the Company. The service of a director beyond the age of 71 must be approved by the affirmative vote of two-thirds of the other directors.

Board Meetings

The Board held six regular meetings and two special meetings during fiscal 2014. Absent an appropriate reason, all directors are expected to attend the Company’s Annual Meeting of Stockholders, all Board meetings, and all meetings of each committee on which they serve. Each director attended 75% or more of the aggregate meetings of the Board and committees on which he or she served during fiscal 2014. All directors then serving were also present at the 2013 Annual Meeting of Stockholders.

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CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

Board Committees

Our Board has the following four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Executive Committee. Each Board committee operates under a written charter. Copies of the charters are posted on our corporate website at www.brown-forman.com/company/governance. Each Board committee conducts an annual self-evaluation (except the Executive Committee, which is evaluated by the full Board periodically) and may hire independent advisors as it deems necessary or appropriate. The Board believes that transparency is a hallmark of good corporate governance.

AUDIT COMMITTEE

The Board has delegated to the Audit Committee responsibility for the oversight of the Company’s financial statements; audit process; system of internal controls; enterprise risk assessment and risk management policies and processes; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the Company’s internal audit function. The Audit Committee’s responsibilities include, among other things, preparing the Audit Committee Report that appears in this Proxy Statement on page 56.

In addition to the NYSE requirement that each Audit Committee member satisfy the NYSE director independence standards, Audit Committee members must comply with other independence standards mandated by Section 301 of the Sarbanes-Oxley Act and set forth in Rule 10A-3 under the Exchange Act. Each member of our Audit Committee satisfies these heightened independence standards. The Board has determined that each member of our Audit Committee is also “financially literate” within the meaning of the NYSE rules, and that Ms. Amble is an “audit committee financial expert” under SEC regulations.

Committee Members: » Joan C. Lordi Amble (Chair) » Bruce L. Byrnes » John D. Cook Met 13 times in fiscal 2014

COMPENSATION COMMITTEE

The Compensation Committee assists the Board in fulfilling the Board’s duties relating to the compensation of our directors, executive officers, and employees. The Compensation Committee’s responsibilities include, among other things, determining the compensation of the Chief Executive Officer; reviewing and approving the compensation of the Chairman of the Board; approving incentive compensation plan design and changes thereto for the Chief Executive Officer and other senior executive officers; assisting the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all employees; overseeing the preparation of the Compensation Discussion and Analysis section of this Proxy Statement; preparing the Compensation Committee Report that appears in this Proxy Statement; and leading the evaluations of the performance of the Chief Executive Officer and the Chairman of the Board.

The Compensation Committee has retained Frederic W. Cook & Co. (FWC) to provide independent advice on executive and director compensation matters. For additional information on the services provided by and the fees paid to FWC, as well as the Compensation Committee’s processes and procedures for considering and determining executive and director compensation, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 22.

Each of the Compensation Committee members qualifies as an independent director under NYSE listing standards (including the NYSE’s heightened independence standards for compensation committee members of non-controlled companies), a “non-employee director” under SEC rules, and an “outside director” under regulations adopted pursuant to Section 162 of the Internal Revenue Code. In making its independence determination, the Board specifically considered factors relevant to these directors’ ability to be independent from management in connection with Compensation Committee service.

Committee Members: » Patrick Bousquet-Chavanne (Chair) » John D. Cook » Joan C. Lordi Amble Met 6 times in fiscal 2014

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CORPORATE GOVERNANCE—BOARD GUIDELINES AND PROCEDURES

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee’s primary responsibilities are: assisting the Board in identifying, recruiting, and recommending appropriate candidates to serve as directors; reviewing periodically the Company’s corporate governance principles in light of developments in corporate governance and best practices, taking into account the Company’s controlled-company status under the NYSE rules; coordinating and overseeing Chief Executive Officer succession planning on behalf of the Board; and assisting the Board with its annual self-evaluation. All of the Corporate Governance and Nominating Committee members are independent under NYSE listing standards except Geo. Garvin Brown IV.

In evaluating candidates for Board membership, the Corporate Governance and Nominating Committee seeks directors who will represent the long-term best interests of all stockholders. As articulated in our Corporate Governance Guidelines, the Board’s view is that all Brown-Forman directors should possess the highest personal and professional ethics, integrity, and values. The Board also believes that it is highly desirable for directors to possess the following qualities: good judgment, candor, independence, civility, business courage, experience with businesses and other organizations of comparable character and of comparable or larger size, and a lack of conflicts of interest.

The Corporate Governance and Nominating Committee and the Board consider diversity in evaluating candidates for Board membership, though neither has adopted a formal policy to that effect. The Board’s goal is to maintain a well-balanced membership that combines a variety of experiences, backgrounds, skills, and perspectives to enable the Board, as a whole, to effectively guide the Company in the pursuit of its strategic objectives. In evaluating potential Board candidates, the Corporate Governance and Nominating Committee considers an individual’s independence; business, professional or public service experience; relevant industry knowledge, experience and relationships; business judgment; financial expertise; international experience; leadership skills; age, gender, race and other personal characteristics; time availability; and familial relation to our controlling family stockholders.

The Corporate Governance and Nominating Committee has engaged independent search firms to assist in identifying potential Board candidates from time to time. The Board has not adopted a formal policy regarding stockholder-nominated director candidates because the committee believes that the processes used to date have been appropriate and effective for identifying and selecting Board members.

Committee Members: » John D. Cook (Chair) » Patrick Bousquet-Chavanne » Geo. Garvin Brown IV » Bruce L. Byrnes Met 7 times in fiscal 2014

EXECUTIVE COMMITTEE

Pursuant to our By-laws, the Board designates the members of the Executive Committee of the Board, which consists of the Chief Executive Officer, the Chairman of the Board (if separate from the Chief Executive Officer), and one or more other directors as determined by the Board from time to time. The Board can change the Executive Committee membership, fill vacancies, and dissolve the committee at any time. The Executive Committee may exercise all of the powers of the Board on such matters as are delegated to it by the Board, as well as during intervals between meetings of the Board.

Committee Members: » Geo. Garvin Brown IV (Chair) » Paul C. Varga » James S. Welch, Jr. Did not meet in fiscal 2014

Board’s Role in Risk Oversight

The Board believes that its leadership structure is conducive to its risk oversight function. Our Corporate Governance Guidelines require the Board to ensure that appropriate processes are in place for managing enterprise risk, and our Board considers risk oversight to be an integral part of its role in the Company’s strategic planning process. At its meetings, the Board regularly and actively considers how strategic decisions affect the Company’s risk profile. While the Board has ultimate oversight responsibility for the risk management process, certain committees also take on important roles relating to the Board’s risk oversight function. During fiscal 2014, the Board tasked the following committees to assist it with the responsibilities outlined below:

»

Audit Committee—overseeing the Company’s most significant financial reporting and accounting control risks and management’s monitoring and management of those risks. The Audit Committee discussed the Company’s

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CORPORATE GOVERNANCE—COMPANY BEST PRACTICES

enterprise risk management program with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, General Counsel, and Director of Internal Audit.
»	Compensation Committee—overseeing risk related to the Company’s compensation policies and practices.
»	Corporate Governance and Nominating Committee—overseeing risk related to corporate governance, board composition, and succession planning for the Chief Executive Officer and the Chairman of the Board.

These committees met regularly with members of management and outside advisors, as necessary, and provided to the Board regular reports on their risk oversight and mitigation activities.

In addition, certain management committees - the Disclosure Controls Committee and the Risk Committee - play an integral role in making sure that relevant risk-related information is reported to senior management and the Board as directly and quickly as possible.

Communication with our Board

Stockholders and other interested parties may communicate with our directors, including the non-management directors or the independent directors as a group, by writing to our Secretary, Matthew E. Hamel, at 850 Dixie Highway, Louisville, Kentucky 40210, or at Secretary@b-f.com. The Secretary’s office will forward written communications to the individual director or group of directors to whom they are addressed, with copies to all other directors.

COMPANY BEST PRACTICES

Brown-Forman has long believed that good corporate governance is essential to the Company’s long-term success. We continually evaluate our corporate governance practices in the context of our controlled-company status to address the changing regulatory environment and adopt those “best practices” that we believe are best for Brown-Forman.

Code of Conduct

The Company has adopted the Brown-Forman Code of Conduct, which contains our standards of ethical behavior for all of our employees and directors. The Code of Conduct includes our Code of Ethics for Senior Financial Officers, which reflects the Company’s expectation that all financial, accounting, reporting, and auditing activities of the Company be conducted in strict compliance with all applicable rules and regulations and under the highest ethical standards. The Code of Conduct and the Code of Ethics for Senior Financial Officers can be found on our website at www.brown-forman.com/company/governance.

Disclosure Controls Committee

The Company has a Disclosure Controls Committee, which is composed of members of management. The Disclosure Controls Committee has established controls and procedures designed to ensure that information that the Company may be required to disclose is gathered and communicated to the committee and, if required, reported in a timely and accurate manner. The committee has implemented a financial review process that enables our Chief Executive Officer and Chief Financial Officer to certify our quarterly and annual financial reports. The Disclosure Controls Committee is also responsible for developing and implementing procedures to ensure the Company’s compliance with SEC Regulation FD (Fair Disclosure).

Risk Committee

The Risk Committee, which is composed of members within various levels of management, leads the Company’s enterprise risk management program (ERMP). The objective of the program is to protect the long-term viability of the Company’s business through the identification and management of risk. Core attributes of the program include the development and implementation of risk management policies and specific corporate governance structures, and the oversight of ongoing processes for identifying, assessing, and mitigating risk. In support of the program’s objectives, the committee is responsible for identifying critical risks the Company faces and for assessing the adequacy of measures in place to manage those risks; for communicating the role of all employees in the ERMP; and for integrating the discussion of risk into decision making processes.

OUR CONTROLLING FAMILY STOCKHOLDERS

As noted above, Brown-Forman has an engaged family stockholder base with a long-term ownership perspective. We view our status as a publicly traded, family-controlled company as a distinct source of competitive advantage, and we believe that a strong relationship with the Brown family is essential to our growth, independence, and long-term value creation for all stockholders. The Company conducts its interactions with Brown family members in a manner consistent with all applicable laws and regulations. We actively cultivate our relationship with the Brown family through a number of different channels.

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CORPORATE GOVERNANCE—OUR CONTROLLING FAMILY STOCKHOLDERS

Brown-Forman/Brown Family Shareholders Committee

In 2007, Geo. Garvin Brown IV and Paul C. Varga organized the Brown-Forman/Brown Family Shareholders Committee (Family Committee), which they continue to co-chair. The Family Committee provides a forum for frequent, open, and constructive dialogue between the Company and its controlling family stockholders. The committee is designed to encourage broad family participation. It includes several non-family Company executives, and has formed subcommittees to engage certain Brown family members in topics such as family governance, philanthropy, and stockholder education and employment at the Company.

Director of Family Shareholder Relations

The Director of Family Shareholder Relations, a Brown-Forman employee, works with Company employees and certain Brown family members to develop and implement policies and practices designed to further strengthen the relationship between the Company and the Brown family.

Brown Family Member Employees

The Company employs twelve Brown family members at various levels. Some Brown family employees participate on Company management committees that oversee strategic and operational matters. Participation on these committees enables our Brown family employees to contribute their perspectives to important issues facing the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

This section provides biographical information about our twelve director nominees, including the specific experience, qualifications, attributes and skills that led to their nomination to our Board, in light of our business and our status as a family-controlled company.

All of our director nominees are current directors of Brown-Forman who were elected by the stockholders at the Company’s 2013 Annual Meeting of Stockholders, except Michael J. Roney, who was appointed to the Board in March 2014, and Michael A. Todman, who is standing for election at the Annual Meeting. In approving the inclusion of Mr. Todman on the slate of candidates for this year’s Annual Meeting, the Corporate Governance and Nominating Committee considered recommendations of Heidrick & Struggles, an executive search firm, as well as Mr. Todman’s experience and qualifications and other factors relevant to selection of a director nominee.

The Board unanimously recommends a vote “FOR” the election of each of the director nominees.

The proxy holders will vote all Class A shares for which they receive a proxy “FOR” the election of all director nominees listed below, unless a stockholder directs them to vote against, or to abstain from voting for, one or more of the nominees. If any nominee becomes unable to serve before the meeting, the persons named as proxy holders may vote for a substitute nominee if one is designated by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unwilling or unable to serve as a director.

NOMINEES

Joan C. Lordi Amble Director since 2011 Age 61 Committees: » Audit (Chair) » Compensation

Retired in 2011 from American Express as Executive Vice President, Finance; Executive Vice President and Comptroller of American Express Company from 2004 to 2011; Chief Financial Officer and Chief Operating Officer of GE Capital Markets from 2003 to 2004; Vice President and Controller of GE Capital Services from 1994 to 2003. Other Directorships: Booz Allen Hamilton Holding Corporation since 2012; Sirius XM Radio (previously XM Satellite Radio Holdings, Inc.) since 2006. From 2009 to 2011, Ms. Amble served as a director of Broadcom.

Qualifications and Skills: Extensive experience in corporate governance, finance, accounting, operations, financial controls, Sarbanes-Oxley compliance, six sigma quality, and risk management. In addition, Ms. Amble brings to the Board international and strategic planning expertise.

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ELECTION OF DIRECTORS—NOMINEES

Patrick Bousquet-Chavanne Director since 2005 Age 56 Committees: » Compensation (Chair) » Corporate Governance and Nominating

Since 2013, Executive Director, Marketing and Business Development, Marks and Spencer Group, PLC, a major British multinational retailer. Corporate Director of Strategy and Business Development, Marks and Spencer Group PLC, from 2012 to 2013; Co-Chairman of Yoostar Entertainment Group, the developer of the Yoostar social video gaming website and interactive entertainment system, from 2010 to 2012; President and Chief Executive Officer of Yoostar from 2009 to 2012; President and Chief Executive Officer from 2008 to 2009 of T-Ink Technologies, Inc., a company specializing in advanced conductive technology applied to ready-to-wear; Group President of The Estée Lauder Companies Inc. from 2001 through 2008; President of Estée Lauder International, Inc. from 1998 to 2001. Prior to joining The Estée Lauder Companies in 1998, Mr. Bousquet-Chavanne served as Executive Vice-President International Operations for Parfums Christian Dior S.A., a division of LVMH. Other directorships: Marks and Spencer Group, PLC since July 2013; HSNi Corporation from 2008 to 2013.

Qualifications and Skills: Senior management and board experience at one of the world’s leading manufacturers and marketers of branded consumer goods, including experience with strategy implementation, branding, licensing, distribution and international expansion. In addition, Mr. Bousquet-Chavanne has experience from Estée Lauder dealing with governance issues relevant to family-controlled public companies.

Geo. Garvin Brown IV Director since 2006 Age 45 Committees: » Corporate Governance and Nominating » Executive (Chair)

Joined Brown-Forman as an employee in 1996. Chairman of the Board since 2011; Presiding Chairman of the Board from 2007 to 2011; Executive Vice President of Brown-Forman since 2011; Senior Vice President and Managing Director of Western Europe and Africa from 2009 to 2011; Vice President and Jack Daniel’s Brand Director in Europe and Africa from 2004 to 2008; Director of the Office of the Chairman and Chief Executive Officer from 2002 to 2004.

Qualifications and Skills: Business and industry experience he has gained by serving in operational, management and executive positions within the Company, his deep knowledge of corporate governance, and the special perspectives he brings to the Board as a fifth generation Brown family stockholder and as a member of senior management.

Martin S. Brown, Jr. Director since 2006 Age 50

Attorney, Adams and Reese LLP, since 2005; Attorney, Stokes & Bartholomew, P.A. (a predecessor law firm to Adams and Reese LLP) from 1999 to 2005.

Qualifications and Skills: Over twenty years of experience as a lawyer advising clients on mergers and acquisitions, equity securities offerings, and general business matters. In addition, Mr. Brown has commercial lending and general financial services experience, and brings to the Board his perspective as a fifth generation Brown family stockholder.

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ELECTION OF DIRECTORS—NOMINEES

Bruce L. Byrnes Director since 2010 Age 66 Committees: » Audit » Corporate Governance and Nominating

Vice Chairman of the Board for The Procter & Gamble Company (P&G) from 2002 to 2008. Mr. Byrnes retired in 2008 following a 38-year career at P&G, during which he held the following positions: Vice Chairman, Global Brand Building Training from 2007 to 2008; Vice Chairman, Global Household Care Division from 2004 to 2007. Other directorships: Boston Scientific Corporation since 2009; Cincinnati Bell, Inc. from 2003 to 2013; Diebold, Incorporated since 2010.

Qualifications and Skills: Executive leadership of a global consumer goods company; expertise in brand building and brand management; financial expertise; international marketing and operational experience and corporate strategy.

John D. Cook Director since 2008 Age 61 Committees: » Audit » Compensation » Corporate Governance and Nominating (Chair)

Director Emeritus of McKinsey & Company; Director, McKinsey & Company from 2003 to 2008. Earlier in his career, Mr. Cook worked in brand management at The Procter & Gamble Company, and more recently, held the number two management position at The Kellogg Company.

Qualifications and Skills: Skills gained during his thirty-two-year career advising and managing consumer products companies. He brings to the Board leadership, senior management experience, financial expertise, marketing skills, international expertise, experience with strategic acquisitions and integrations, and a history of shareholder value creation.

Sandra A. Frazier Director since 2006 Age 42

Founder and Partner, Tandem Public Relations, LLC, since 2005; Public Relations Account Manager at Doe Anderson, Inc., from 2002 to 2005; Project Assistant at Schneider Associates Public Relations from 2000 to 2001. Other directorships: Commonwealth Bank and Trust Company from 2006 to 2010; The Glenview Trust Company since 2011.

Qualifications and Skills: Leadership and management skills gained through founding and managing a public relations firm, communication skills, strategic thinking, and community relations experience. In addition, Ms. Frazier brings to the Board her perspective as a fifth generation Brown family stockholder.

Michael J. Roney Director since March 2014 Age 60

Chief Executive of Bunzl plc since 2005. Other directorships: Bunzl plc since 2003; Johnson Matthey plc since 2007.

Qualifications and Skills: Extensive senior management and executive leadership experience; deep expertise in multi-national production, distribution and operations; financial expertise; and international mergers and acquisitions experience.

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ELECTION OF DIRECTORS—NOMINEES

Dace Brown Stubbs Director since 1999 Age 67

Private investor.

Qualifications and Skills: Ms. Stubbs’s individual qualifications and skills include extensive service on numerous non-profit and civic boards, investment experience, and her unique perspective as a fourth generation Brown family stockholder.

Michael A. Todman Director nominee Age 56

President, Whirlpool International since December 2009; President, Whirlpool North America, June 2007 to December 2009. Other directorships: Whirlpool Corporation since 2006; Newell Rubbermaid, Inc. since 2007.

Qualifications and Skills: Extensive knowledge and experience in multi-national operations, sales and distribution, and manufacturing; extensive leadership of large multi-national organizations; and financial expertise.

Paul C. Varga Director since 2003 Age 50 Committees: » Executive

A twenty-seven-year employee of Brown-Forman. Company Chairman since August 2007; Chief Executive Officer since 2005; President and Chief Executive Officer of Brown-Forman Beverages (a division of Brown-Forman) from 2003 to 2005; Global Chief Marketing Officer for Brown-Forman Spirits from 2000 to 2003. Other Directorships: Macy’s, Inc. since 2012.

Qualifications and Skills: In-depth knowledge of the Company’s business, operations and strategy, extensive knowledge of the beverage alcohol industry, sales and marketing expertise, financial expertise, strategic thinking, leadership, management, consensus-building and communication skills.

James S. Welch, Jr. Director since 2007 Age 55 Committees: » Executive

A twenty-five-year employee of Brown-Forman. Vice Chairman, Executive Director of Corporate Affairs, Strategy and Diversity since 2012. Vice Chairman, Executive Director of Corporate Affairs, Strategy, Diversity, and Human Resources from 2007 to 2012; Vice Chairman, Executive Director of Corporate Strategy and Human Resources from 2003 to 2007; Senior Vice President and Executive Director of Human Resources from 1999 to 2003.

Qualifications and Skills: Extensive leadership, management and operational experience gained during his tenure as a Company employee, as well as experience with corporate strategy, organizational effectiveness, and public affairs. In addition, Mr. Welch is actively involved in leadership roles on local civic boards.

Family Relationships. No family relationship—first cousin or closer—exists between any two directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer, except that Geo. Garvin Brown IV is the nephew of Dace Brown Stubbs.

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DIRECTOR COMPENSATION

OVERVIEW

Our directors serve one-year terms that begin with, and end immediately prior to, a director’s election at the Company’s Annual Meeting of Stockholders held in late July each year (which we refer to as a “Board Year” for director compensation purposes). In compensating our non-employee directors, our approach is to provide total compensation approximating the median level among other companies of similar size and complexity. To align the interests of our non-employee directors with those of our stockholders, our non-employee directors receive their Board retainer in a combination of cash and stock. The Compensation Committee believes that this structure appropriately reflects the importance of directors’ active participation at Board and committee meetings.

We made significant changes to our non-employee director compensation during fiscal 2014. We increased our annual retainer and our Board committee fees to better reflect compensation levels at comparable companies, and also to compensate for the increasing dedication and time commitment required for committee service. At the same time, we changed our policy on meeting fees in light of evolving best practices: beginning with the 2014 Board Year, non-employee directors will receive meeting fees only if they attend more than eight meetings (Board), ten meetings (Audit Committee), or six meetings (Compensation Committee and Corporate Governance and Nominating Committee). These changes have increased the average annualized compensation of each Brown family director by approximately 20% and independent directors by an average of 4%.

Director Compensation Structure and Recent Revisions

Pay Element		Previous Structure	Revised Structure (effective August 2013)

Lead Independent Director Fee		$30,000 cash	$30,000
Paid in six installments over the Board Year.

Board Retainer		$115,000 total	$175,000 total
Directors may elect to receive their cash retainer in equity. Directors who have satisfied our stock ownership guidelines may elect to receive up to 100% of the retainer in cash, including the equity retainer.		» $46,000 cash » $69,000 equity	» $65,000 cash » $110,000 equity (deferred stock units)

Meeting Fees		Board meetings	No fee is paid unless the director attends more than eight meetings (Board).
No meeting fees were paid for the 2014 Board Year.		» $5,000 (attendance in person)
		» $2,500 (attendance by telephone)
		Committee meetings	No fee is paid unless the director attends more than ten meetings (Audit) or six meetings (Compensation and Governance/Nominating)
		» $2,500 (whether attended in person or by telephone)

Committee Member Retainers Paid in six installments over the Board Year.	Audit	$10,000	$25,000
	Compensation	$10,000	$17,500
	Corporate Governance & Nominating	$10,000	$15,000

Committee Chair Retainers		$20,000	$20,000
(Audit, Compensation, and Corporate Governance and Nominating)
Paid in six installments over the Board Year. If a director chairs more than one committee, he or she will receive multiple chair retainers.

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DIRECTOR COMPENSATION—OVERVIEW

Deferred Stock Units

In fiscal 2014, the Compensation Committee approved a new Deferred Stock Unit (DSU) program for non-employee directors, which allows us to issue Class A common DSUs in addition to Class B common DSUs. Each DSU represents the right to receive one share of the Company’s Class A or B common stock, based on the closing price of the Class A or Class B shares on the date the award is made. After a non-employee director’s Board service ends, his or her DSUs are paid out in shares of Class A or Class B common stock following a six-month waiting period. Directors may elect to receive this distribution either in a single lump sum or in ten equal annual installments.

On each dividend payment date, non-employee directors who hold DSUs are credited with additional DSUs equivalent to the cash dividends on the number of shares represented by the DSUs they held on the record date for that dividend. These dividend credits are calculated based on the market value of the Class A or Class B common stock as of the dividend payment date, as applicable.

If a director’s Board service ends during the middle of a given Board Year, the DSUs attributable to the remainder of that Board Year, and any corresponding dividend-equivalent DSUs, remain unvested and are forfeited.

Employee Directors

In addition to, and separate from, his regular compensation as a Brown-Forman employee, we pay Geo. Garvin Brown IV $145,000 per year as compensation for his service as Chairman of the Board. Beginning in fiscal 2013, the value of this payment was included in Mr. Brown’s target long-term incentive compensation. Otherwise, we do not pay our employee directors (Geo. Garvin Brown IV, Paul C. Varga and James S. Welch, Jr.) for serving on our Board, any of its committees, or on the boards or equivalent bodies of any of our subsidiaries. For additional information on Geo. Garvin Brown IV’s compensation as a Brown-Forman employee, please see the “Certain Relationships and Related Transactions” section, which begins on page 59.

Stock Ownership Guideline

The stock ownership guideline applicable to our non-employee directors is equal to five times the value of the annual board retainer (currently $875,000). When considering whether a non-employee director has satisfied the stock ownership guideline, the Compensation Committee includes the fair market value of Class A and Class B common stock held, including DSUs. The value of unexercised stock options and stock-settled stock appreciation rights (SSARs) is not included.

Expense Reimbursement

We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors. We provide an additional travel stipend of $3,000 per meeting to directors who must travel to Board meetings from outside the United States.

Continuing Education Allowance

The Company covers the cost, up to $10,000 per director per Board Year, of continuing education programs to support our directors’ efforts to remain current on best practices in board governance, industry matters, or other business topics relevant to their board service.

We occasionally invite our directors and their spouses to certain events, including strategy retreats, retirement celebrations, award dinners, and similar events. We believe these events provide valuable opportunities for our directors to establish and develop relationships with our senior executives, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive Board.

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DIRECTOR COMPENSATION—FISCAL 2014 DIRECTOR COMPENSATION

FISCAL 2014 DIRECTOR COMPENSATION

The following table sets forth the compensation we paid to our non-employee directors for their service in fiscal 2014.

Fiscal 2014 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	DSU Awards (2)(3)(4)	All Other Compensation	Total
Joan C. Lordi Amble	$133,875	$105,000	—	$238,875
Patrick Bousquet-Chavanne	87,375	175,000	—	262,375
Martin S. Brown, Jr.	173,000	—	—	173,000
Bruce L. Byrnes	124,500	105,000	—	229,500
John D. Cook	131,125	175,000	—	306,125
Sandra A. Frazier	173,000	—	—	173,000
William E. Mitchell (5)	44,000	—	$89,837	133,837
Michael J. Roney (6)	3,000	46,986	—	49,986
Dace Brown Stubbs	93,000	87,500	—	180,500

(1)	Amounts in this column reflect fees earned during fiscal 2014 and include: annual Board retainer, if paid in cash; Lead Independent Director fee; annual committee chair and committee member retainers; and any Board and committee meeting fees. Fees vary based on the length of Board service during the year, the Board member’s attendance at Board and committee meetings, and whether such Board member is chair of a committee.
(2)	DSUs represent the right to receive one share of Class A common stock, and are determined by dividing the cash value of the opportunity designated for DSUs by the closing price of Class A common stock on the date of grant. DSU awards for the 2014 Board Year were granted on July 25, 2013. The closing price of our Class A common stock on that date was $74.06. On dividend payment dates, outstanding DSUs are credited with dividend-equivalent DSUs.
(3)	For the 2014 Board Year, Mr. Bousquet-Chavanne and Mr. Cook elected to receive their full Board retainer in DSUs.
(4)	The aggregate number of stock options, SSARs, and DSUs outstanding for each of our non-employee directors as of April 30, 2014, is set forth below. All such options and SSARs are fully vested and exercisable. Annual grants of DSUs vest over the course of the Board Year.

Name	DSUs Outstanding Class A as of April 30, 2014	DSUs Outstanding Class B as of April 30, 2014	Class B SSAR/ Options Outstanding as of April 30, 2014
Joan C. Lordi Amble	1,433	2,266	—
Patrick Bousquet-Chavanne	2,389	5,049	57,551
Martin S. Brown, Jr.	—	1,686	23,814
Bruce L. Byrnes	1,433	3,277	—
John D. Cook	2,389	5,049	21,752
Sandra A. Frazier	—	1,686	23,814
William E. Mitchell	—	—	27,751
Michael J. Roney	532	—	—
Dace Brown Stubbs	1,194	3,367	28,711

(5)	Mr. Mitchell’s service as a director ended on July 25, 2013, at the 2013 Annual Meeting. The amounts set forth for Mr. Mitchell under the “Fees Earned or Paid in Cash” represent the fees earned for his service for part of fiscal 2014. The amounts set forth under “All Other Compensation” represent amounts paid to Mr. Mitchell in fiscal 2014 under a consulting agreement the Company entered into with him after the expiration of his term as director, and pursuant to which Mr. Mitchell agreed to advise on Board and corporate governance matters.
(6)	Mr. Roney was appointed to the Board on March 27, 2014. The amounts set forth for Mr. Roney represent amounts earned for his service as a director for part of fiscal 2014.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At this year’s Annual Meeting, stockholders will have the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement. At the 2011 Annual Meeting, stockholders approved a proposal to hold this vote every three years. Although this “say-on-pay” vote is required by federal law, the voting results are not binding on the Company, our Board of Directors or the Compensation Committee. However, the Board values our stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

As described in detail in the “Compensation Discussion and Analysis” section that follows, we believe in pay for performance and follow sound pay practices that are designed to create value for stockholders. We seek to attract, motivate, reward and retain a diverse team of talented executives who will lead the Company to produce sustainable and superior long-term value for Brown-Forman stockholders. Our executive compensation program uses a number of performance metrics that compare the Company’s performance to that of our external peers, because we believe that is the clearest way to demonstrate the value we provide for stockholders and to ensure that incentive payments are appropriate.

We urge you to read the “Compensation Discussion and Analysis” below and to review all executive compensation information in this Proxy Statement so that you have an understanding of our compensation objectives and practices as well as our fiscal 2014 performance and performance-based compensation payouts.

The Board recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative, tabular and graphic disclosures in this Proxy Statement.”

The Board of Directors unanimously recommends a vote “FOR” the approval of the non-binding advisory resolution on executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

This section describes our executive compensation philosophy, objectives and programs, recent decisions of the Compensation Committee (Committee) regarding the compensation of our Named Executive Officers, or “NEOs,” and the factors that contributed to those decisions. For fiscal 2014, our NEOs were:

Name	Title
Paul C. Varga	Company Chairman and Chief Executive Officer
Jane C. Morreau	Executive Vice President and Chief Financial Officer
James S. Welch, Jr.	Company Vice Chairman, Executive Director of Corporate Affairs, Strategy, and Diversity
Mark I. McCallum	Executive Vice President, President for Europe, Africa, Middle East, Asia Pacific and Travel Retail
Jill A. Jones	Executive Vice President, President for North America and Latin America Regions
Donald C. Berg	Retired Executive Vice President and Chief Financial Officer

EXECUTIVE SUMMARY

Pay for Performance

We believe in pay for performance, and we aim to achieve this objective primarily through our short-term and long-term incentive programs. These programs use multiple performance metrics to compare our performance to that of our peers. We prioritize the use of peer metrics in our incentive plans because we believe that focusing on external measures rather than internal goals:

»	is the clearest way to demonstrate the value we provide for our stockholders;
»	ensures that we hold ourselves to a performance standard that is as objective as possible;
»	reinforces a competitive and innovative mindset among our leadership; and
»	ensures that incentive payments are appropriate.

We believe that the best reflection of the value that our NEOs bring to the Company is the return provided to our stockholders relative to the returns of other companies within our industry, and also relative to returns on the S&P Consumer Staples Index and S&P 500 Index.

In this respect our performance over the most recent three-year period has been outstanding, with shareholder returns growing at a significantly higher rate than the compensation of our CEO, as shown in the chart below:

Brown-Forman Total Shareholder Return vs. CEO Actual Total Compensation Growth (1)	Total Shareholder Return: Brown-Forman vs. Industry vs. S&P 500 (2)

(1)	Compares year-over-year total shareholder return of Brown-Forman Class B common stock with the year-over-year increase in Mr. Varga’s actual total compensation. The comparison excludes Mr. Varga’s one-time special restricted stock award of 67,513 shares in fiscal 2014. Additional information about this award may be found under “Special Grant of Restricted Stock to Our CEO” on page 28.
(2)	Industry total shareholder return is based on an average of comparable companies within the distilled spirits industry.

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COMPENSATION DISCUSSION AND ANALYSIS—OVERVIEW OF OUR COMPENSATION PROGRAM

In addition to achieving these strong shareholder returns, Brown-Forman has shown strong underlying performance. We achieved best-in-class growth, operating income, and superior return on invested capital when compared to our industry competitors. We believe that the combination of strong returns to our stockholders accompanied by best-in-class financial performance over multiple years justifies competitive levels of compensation. As a result of a review conducted during fiscal 2014, the Committee found that our CEO’s total direct compensation was above market median but below the top quartile, and our remaining NEOs’ total direct compensation was slightly below market median. Based on the foregoing, we believe that our executive compensation program represents exceptional value to stockholders.

Performance-Based Payouts for Fiscal 2014

Brown-Forman delivered strong performance in fiscal 2014, and our payouts reflected these results:

Cash incentives

»	We reported 11% growth in underlying depletion-based operating income, well above our target of 8%. Short-term cash incentives paid out at 135% of target as a result of this performance.
»	Our total shareholder return for the three-year period ending in fiscal 2014 was 109% as measured for purposes of our long-term cash incentive plan, which placed the Company at the 89th percentile among companies in the S&P Consumer Staples Index. This high relative performance compared to the Index resulted in a payout of 200% of target.

Equity-based incentives

We use equity-based incentive compensation as a means of aligning the long-term economic interests of our executives with those of our stockholders. We offer our NEOs performance-based restricted Class A common stock and Class B common stock-settled stock appreciation rights.

»	The market prices of our Class A and Class B common stock increased during fiscal 2014, which positively affected the value of our executives’ accumulated equity-based incentives. Our Class A common stock closing price increased from $70.61 on April 30, 2013 to $89.13 on April 30, 2014, and our Class B common stock closing price increased from $70.50 on April 30, 2013 to $89.72 on April 30, 2014.
»	Performance-based restricted stock awards were converted into restricted shares at the conclusion of fiscal 2014 based on a comparison of our adjusted depletion-based operating income growth over a three-year period to growth in the gross domestic product of an index of countries representing our current and anticipated business markets. Brown-Forman’s growth rate of 9.4% for this particular metric exceeded that of the index by 5.8 percentage points, resulting in a payout of 136% of target.

Advisory Votes on Executive Compensation

At our 2011 Annual Meeting, our stockholders voiced overwhelming support for the compensation of our NEOs, with more than 99% of the votes cast approving the advisory “say-on-pay” resolution. The Committee considered the results of this vote as one factor in its executive compensation decisions during fiscal years 2012 through 2014. Following the expressed preference of our stockholders, the Committee determined to conduct future advisory votes on executive compensation every three years, but reserves the right to conduct votes more frequently in order to seek additional feedback from stockholders. The Committee intends to consider the results of this year’s “say-on-pay” advisory vote (Proposal 2 on page 21) in future executive compensation decisions.

OVERVIEW OF OUR COMPENSATION PROGRAM

Compensation Objectives and Principles

The objective of our executive compensation program is to attract, motivate, reward, and retain a diverse team of talented executives who will lead the Company to produce sustainable and superior long-term value for our stockholders.

Our perspective on executive compensation is informed by our history as a family-controlled company. For many years, members of the Brown family served as our senior leadership, and their compensation was modest by competitive standards. Given their significant holdings, this was not a major concern, as increases in the value of Brown-Forman’s stock and the payment of dividends were considered to be the most important forms of compensation for Brown family members. In recent years, however, employees other than Brown family members have more frequently held our most senior executive positions, and all of our current NEOs are from outside the Brown family. Our non-Brown family executives’ stockholdings are not as substantial, and for this reason, we have been evolving our compensation structure to better reflect the competitive landscape.

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COMPENSATION DISCUSSION AND ANALYSIS—OVERVIEW OF OUR COMPENSATION PROGRAM

Our executive compensation program remains focused on value creation over long periods of time, and is structured to reinforce accountability for financial and operational performance, as well as the performance of Brown-Forman stock.

Measuring Performance

To measure our financial performance, we use a metric called “underlying depletion-based operating income” (underlying DBOI1), which is determined by adjusting GAAP operating income for the effect of foreign currency changes and the effect of estimated net changes in distributor inventories for our brands, as well as for items that we believe do not reflect the underlying performance of our business. The Committee believes that the most relevant measures of our performance are:

»	strong and sustained growth in underlying DBOI, both on an absolute basis and relative to our industry peers, and
»	our three-year total shareholder return, relative to the S&P Consumer Staples Index.

Recent changes in our performance metrics

During fiscal 2013, to increase our NEOs’ accountability for the Company’s achievement of specific strategic goals, the Committee modified the performance measures for our long-term cash incentives and our long-term performance-based restricted stock awards. The Committee did not change the performance measures for our short-term cash incentive and stock-settled stock appreciation rights.

Because it is our practice not to change the metrics for outstanding awards retroactively, the first set of long-term incentives that will pay out under these new metrics will be those that were granted in fiscal 2013 for the fiscal 2013-2015 performance period, as shown below. The long-term incentives earned in fiscal 2014 were granted in the 2012 fiscal year (before we made the changes noted below), and thus payouts for these awards were based on the prior formulas.

Performance Metrics for Brown-Forman Incentive Plans

Performance-Based Component	Performance Measures
Short-Term Cash Incentive	80% Weighting: Underlying DBOI growth relative to predicted growth among industry peers 20% Weighting: Individual performance
Long-Term Cash Incentive	For Fiscal 2012–Fiscal 2014 Performance Period	For Fiscal 2013–2015 and Fiscal 2014–2016
» Total shareholder return relative to S&P Consumer Staples Index

Performance Periods

»   40% weighting: Underlying DBOI growth compared to
sustained growth of 8%

»   40% weighting: Underlying DBOI growth compared to
industry peers

»   20% weighting: Progress against the Company’s long-term strategic ambitions

Performance-Based	For Fiscal 2012–Fiscal 2014 Performance Period	For Fiscal 2013–2015 and Fiscal 2014–2016
Restricted Stock	» Adjusted DBOI(2) growth relative to 3-year GDP growth in our most significant markets	Performance Periods
» Total shareholder return relative to S&P Consumer Staples Index
Stock Appreciation Rights	Stock price growth above grant price

1	“Underlying DBOI” is not derived in accordance with GAAP. Please refer to our non-GAAP measure – “changes in underlying operating income” – that is calculated using “underlying DBOI.” The reasons for the Company’s use of this measure are presented in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the heading “Non-GAAP Financial Measures,” in our annual report on Form 10-K for fiscal 2014.

2	For a description of “adjusted DBOI” please refer to “Performance-Based Restricted Stock Awards Earned in Fiscal 2014” on page 34.

Competitive Compensation

We aspire to provide target compensation for our NEOs that approximates the median level of target compensation observed among NEOs in similar positions at organizations we consider to be our competitors for senior executive talent.

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COMPENSATION DISCUSSION AND ANALYSIS—THE ROLE OF OUR COMPENSATION COMMITTEE

We believe that by providing strong, competitive target compensation aligned to performance, we enhance our ability to secure the right executive leadership for our Company.

To ensure that we meet this objective, the Committee reviews and compares Brown-Forman’s compensation practices to those of a group of high-performing brand-building consumer products companies with similar financial characteristics. The group of companies the Committee used for fiscal 2014 compensation comparisons (shown on page 27) remains largely unchanged from the comparator group used for fiscal 2013.

Sound Pay Practices

We avoid certain pay practices that we believe do not support the objectives of our executive compensation program or our culture. We do not offer our NEOs employment agreements, cash payments not linked to performance (other than salary and holiday bonus), tax gross-ups, excessive perquisites, or severance and/or change in control agreements. We have adopted an Incentive Compensation Recoupment Policy that permits the Company to seek recovery of incentive compensation paid or awarded in the event of a financial restatement due to material noncompliance with financial reporting requirements or the discovery of an error in the calculation of the incentive compensation that was awarded or paid.

During fiscal 2014, we conducted a comprehensive assessment and evaluation of potential compensation-related risk. Based upon the results, the Company and the Committee concluded that our compensation policies and practices do not create any risk that is reasonably likely to have a material adverse effect on the Company. This is consistent with our findings in previous fiscal years.

Compensation Elements

Principal elements of compensation for our NEOs include:

»	Base salary (including holiday bonus)
»	Short-term (one-year) cash incentive compensation
»	Long-term (three-year) cash incentive compensation
»	Long-term equity incentive compensation (including stock-settled stock appreciation rights and performance-based restricted stock)
»	Benefits and limited perquisites that are generally available to all senior executives
»	Retirement benefits and a limited number of other post-employment compensation and benefits

OUR CULTURE, VISION, MISSION, AND VALUES

Our corporate vision is “Building Forever,” which reflects our long-term perspective and desire to remain a strong, independent company indefinitely. We aim to “enrich the experience of life by responsibly building beverage alcohol brands, in our own way, that thrive and endure for generations.” We have identified specific strategic ambitions that support our mission and vision as they represent objectives we believe are necessary to position our enterprise for success in the year 2020, coinciding with our 150th anniversary. These priorities include:

»     Keeping Jack Daniel’s Tennessee Whiskey strong, healthy, and relevant to consumers worldwide;

»     Becoming a global leader in whiskey;

»     Growing our Finlandia and Herradura brands;

»     Identifying opportunities in growing and profitable local spirits categories in key markets;

»     Growing our business in the United States, our largest market;

»     Growing our business outside of the United States faster than within;

»     Engaging our Stockholders, including our controlling family stockholders;

»     Pursuing well-balanced capital deployment strategies; and

»     Being responsible in everything we do.

We believe that our executive compensation program enhances our ability to achieve these priorities in a manner that is aligned with our vision, mission, and values.

THE ROLE OF OUR COMPENSATION COMMITTEE

The Compensation Committee of our Board serves a critical role in our compensation governance process by providing independent oversight and thought leadership on executive compensation and its relationship to company performance. The Committee focuses on the establishment of performance objectives and the correlation between pay and performance when viewed against industry competitors. With the assistance of its independent compensation consultant, Frederic W.

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COMPENSATION DISCUSSION AND ANALYSIS—TARGET COMPENSATION

Cook & Co. (FWC), the Committee establishes compensation for our NEOs and select Designated Executive Officers, and assists the Board in fulfilling its duties relating to the compensation of our directors, officers, and employees. The Committee also has the sole authority, on behalf of the Board, to determine the compensation of our CEO.

The Committee is composed of three independent directors, Messrs. Bousquet-Chavanne (Chair) and Cook, and Ms. Amble. Each member of the Committee qualifies as an independent director under NYSE listing standards (including the NYSE’s heightened independence standards for Compensation Committee members of non-controlled companies), a non-employee director under SEC rules, and an outside director under regulations adopted pursuant to Section 162 of the Internal Revenue Code.

The Committee’s deliberations and decisions are informed by the diverse experiences of its members, input from certain members of our management team, advice from FWC, and access to functional experts in our human resources department.

As the Committee’s independent compensation advisor, FWC reports directly to the Committee and attends Committee meetings as requested. FWC provides the Committee with information on external compensation trends and advice regarding the compensation of the CEO and other NEOs, and reviews this Compensation Discussion and Analysis. FWC also provides independent advice to the Board on director remuneration and is responsible for compiling, on a confidential basis, the responses from directors to its annual questionnaire on Board effectiveness, as well as working with Company management as the Committee’s agent on all matters that fall within the Committee’s purview. FWC provides no other services to the Company or its management.

In accordance with SEC and NYSE requirements, the Committee has reviewed the independence of FWC and determined that no conflict exists that would compromise the independence of the advice provided by FWC.

TARGET COMPENSATION

How We Set Target Compensation for Our NEOs

We apply a customized approach to determine the target compensation of each NEO. We take into account factors relating to each NEO’s role, and the value of that role in the labor market, as well as factors specific to each NEO as an individual. These individual factors include tenure with the Company, mastery of current role, potential to move into expanded roles, current performance, scarcity of skill sets, retention risk, fit with our culture, and overall career experience. We find that this customized approach leads to a more effective pay program than would an approach that considers only external labor market compensation data.

To ensure that our pay is competitive, it is our practice to compare our current NEO compensation with compensation for executives in similar positions within a comparator group of high-performing brand-building consumer products companies with financial characteristics similar to Brown-Forman’s. FWC prepares the market analysis by comparing the target value of each element of compensation for Brown-Forman’s NEOs to those of the comparator group. This analysis produces a range of market-competitive levels of target compensation as one factor for us to consider in determining the base salaries and target incentive compensation opportunities for our NEOs.

While we do not set target compensation to meet specific benchmarks—such as salaries “above the median” or equity compensation “at the 75th percentile”—we do focus on the median of the comparator group as a guide to appropriate target pay ranges for our NEOs.

With respect to determining the pay elements that make up each NEO’s target compensation, we begin by reviewing a preferred “pro forma” mix of pay developed by FWC. Our goal, independent of prevalent market practice, is to have a pay mix that makes sense from an internal point of view and supports our goal of promoting shareholder value creation.

In setting and evaluating target compensation, we use “total direct compensation,” which consists of salary, holiday bonus, short-term incentives and long-term incentives.

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COMPENSATION DISCUSSION AND ANALYSIS—TARGET COMPENSATION

Brown-Forman NEO Pay Mix vs. Compensation Comparator Group

The 2014 compensation comparator group is unchanged from fiscal 2013 except for the addition of lululemon athletica inc.

Beam Suntory Inc.	Constellation Brands, Inc.	Hershey Co.	Mead Johnson & Co., LLC
Campbell Soup Co.	Diageo Plc.	Keurig Green Mountain Inc.	Molson Coors Brewing Co.
Church & Dwight Co., Inc.	Dr. Pepper Snapple Group, Inc.	Lorillard, Inc.	Monster Beverage Corp.
Clorox Co.	Energizer Holdings Inc.	lululemon athletica inc.	J.M. Smucker Co.
Coach Inc.	Harley Davidson Inc.	McCormick & Co., Inc.

Target Total Direct Compensation for Fiscal 2014

After reviewing the factors indicated above for each NEO, the Committee increased the target total direct compensation for our NEOs for fiscal 2014. The chart below shows the annualized target total direct compensation (TTDC) for each of our NEOs in fiscal 2014 versus fiscal 2013, and the percentage increase of each component.

Fiscal 2014 versus Fiscal 2013 NEO Target Total Direct Compensation

(1)	Salary and holiday bonus are based on the one-year period beginning on August 1. Other compensation elements are based on our fiscal year beginning May 1.
(2)	Mr. Varga was provided a special restricted stock grant of 67,513 shares on July 25, 2013 at a grant date fair value of $5,000,013. Additional information regarding this award is outlined below under Special Grant of Restricted Stock to our CEO. This grant is not considered to be part of TTDC for fiscal 2014 and is therefore excluded from the above table.
(3)	Ms. Morreau was promoted to the position of Executive Vice President, Chief Financial Officer on February 1, 2014. At that time, her TTDC was increased by 25% from $1,262,708 to $1,577,708. Values shown are prorated for fiscal 2014 based on this promotion.
(4)	Ms. Jones was promoted to the position of Executive Vice President, President for North America and Latin America Regions on January 1, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: FIXED AND SHORT-TERM COMPENSATION

While we aspire to compensate our NEOs near the median of the competitive market, this goal is not always achieved. During fiscal 2014, the Committee’s independent adviser, FWC, produced an analysis showing that the majority of our NEOs had TTDC near or below the 25th percentile of the market due primarily to long-term incentive targets that were below competitive levels, with the exception of Mr. Welch. The Committee considered this analysis along with other factors, such as the personal performance and career stage of each NEO when adjusting TTDC. The increases in TTDC for Ms. Jones and Ms. Morreau were also influenced by recent changes in role and the Committee’s desire to acknowledge their increased responsibilities through additional compensation. The increase in TTDC for Mr. Varga was intended to increase the proportion of his pay that is based on long-term performance. As a result, his salary and holiday bonus were not increased, but his long-term incentive target grew substantially.

Special Grant of Restricted Stock to our CEO

On July 25, 2013, the Committee made a special grant of 67,513 Class A common restricted shares to our CEO. This special grant was intended to recognize our CEO for outstanding sustained performance and to provide a strong incentive for remaining with the Company and achieving additional outcomes that are not included elsewhere in our incentive program.

The value of this grant was approximately $5,000,000 on the grant date, and the shares will fully vest after five years based on a number of conditions, including:

»	talent development, with a focus on CEO succession plan development (weighted 50%);
»	revenue growth (weighted 25%);
»	return on invested capital (weighted 25%);
»	achievement of $3 billion in cumulative operating income over the course of the performance period; and
»	his continued employment with Brown-Forman.

Given the nature of the performance measures, the performance assessment will not be purely formulaic, but instead will be based on a combination of qualitative and quantitative assessment. All conditions under this grant will be evaluated by the Committee at the end of the five-year performance period. The actual number of shares that our CEO will receive from the grant will range from 0 to 100% of the original grant.

A NOTE ON OUR EMPLOYEE PAY PRACTICES

There is an increasing focus in the media on disparities in compensation practices between top executives and other employees at large corporations. At Brown-Forman, while there are certainly differences in absolute pay levels between our NEOs and other employees, we are proud of how we treat every individual who works at our Company. We employ approximately 4,200 people in a wide variety of roles and in dozens of countries. With the exception of our NEOs and certain other executive team members, we compensate all employees based upon our premium pay philosophy, in which we target compensation at the 65th percentile of their respective labor markets—a higher percentile target than we reference for our NEOs and other executive team members. We know of no other company that follows this practice. In addition to premium pay for our workforce, we provide a competitive overall benefits package, including an open defined benefit pension plan for most of our U.S. employees. Our employees also enjoy generous medical benefits and access to innovative wellness tools to help them and their families stay healthy. We have found that our employees, and potential future employees, find our overall compensation and benefits package to be highly attractive.

AWARDS AND PAYOUTS IN FISCAL 2014:

FIXED AND SHORT-TERM COMPENSATION

Fixed Compensation

Base salary. Salaries are typically adjusted each August following the completion of our performance management cycle. An NEO’s salary may be adjusted before August if he or she experiences a change in role, as was the case with Ms. Morreau’s promotion to Executive Vice President and Chief Financial Officer on February 1, 2014.

Holiday bonus. One of our longstanding traditions is to offer employees a lump sum cash bonus during the holiday season. Our intent is to promote continued service with the Company and to recognize our employees at a time when they are engaged in celebrations and gift-giving. Our NEOs participate in this tradition as well. The holiday bonus, which we consider to be part of base salary, is based solely on the employee’s length of service to the Company.

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: FIXED AND SHORT-TERM COMPENSATION

The table below shows the total amount of fixed compensation that each of our NEOs received in fiscal 2014.

Fixed Compensation for 2014 (1)

Name	Amount
Paul C. Varga	$1,112,500
Jane C. Morreau	456,458
James S. Welch, Jr.	600,417
Mark I. McCallum	605,625
Jill A. Jones	496,458
Donald C. Berg (Retired)	596,458

(1)	Reflects fiscal year fixed compensation beginning May 1, 2013.

Short-Term Incentive Compensation

Our NEOs participate in a short-term (annual) cash incentive opportunity that is performance-based. Payouts are dependent on the achievement of certain goals related to Company and individual performance during the fiscal year.

For short-term incentive awards granted to NEOs in fiscal 2014, 80% of the target award was tied to corporate performance, while the remaining 20% was tied to individual performance. We believe that basing the majority of short-term incentive awards for NEOs on the performance of the Company appropriately reflects the collective accountability of our most senior executives for the performance of the enterprise. We also believe that basing a lesser but meaningful portion of the short-term incentive on individual performance allows the Committee to retain flexibility to differentiate awards among NEOs based on their individual achievements during the year.

Each component is subject to a performance adjustment factor of 0% to 200%. Once performance adjustment factors are applied to each component (corporate performance and individual performance), the two components are added together to determine the total short-term incentive payment. Therefore, the total value of short-term incentives may vary between 0% and 200% of target, which we believe to be sufficient to recognize our varying levels of performance while not encouraging excessive risk-taking.

The Committee determined that, for purposes of the short-term incentive compensation plan, the Company achieved underlying depletion-based operating income of $979 million for fiscal 2014. (On an as-reported basis, fiscal 2014 operating income was $971 million.) This resulted in a payout of 135% of target.

Company Performance (80% of Target Award)

For fiscal 2014, the Company performance goal for the NEOs (and other participants in the short-term incentive compensation plan) was based on the Company’s underlying DBOI growth. Our primary consideration when establishing the target was how we expected our industry competitors to perform on this metric, as it is our goal to consistently and sustainably outperform our industry peers. We also considered our historical DBOI growth trends and outlook for fiscal 2014 performance. The fiscal 2014 short-term performance goal was as follows:

Fiscal 2014 Short-Term Incentive Compensation Performance Goal

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: FIXED AND SHORT-TERM COMPENSATION

Individual Performance (20% of Target Award)

For fiscal 2014, individual performance objectives for the NEOs consisted of qualitative and quantitative goals that support the achievement of our strategic priorities. Final individual scores were adjusted to ensure a weighted average reflecting overall Company performance, as we believe the performance of our Company is a reflection of the performance of our people. Payout levels for the individual portion of the short-term incentive are based on the following guidelines for aligning performance and compensation:

Performance	Payout as a Percentage of Target
Superior	176% - 200%
Above Target	126% - 175%
On Target	76% - 125%
Below Target	Up to 75%
Immediate Improvement Required	No incentive paid

Fiscal 2014 Individual Performance Objectives for the NEOs. In addition to individual performance objectives that primarily emphasize their individual job responsibilities, all NEOs share three areas of evaluation: individual diversity leadership, development of profit-driving ideas, and overall contributions to Brown-Forman as a senior leader.

»	Paul C. Varga. Individual performance objectives for our Chief Executive Officer, which were established by the Compensation Committee, included goals pertaining to the Company’s performance in relation to our annual plan, the Company’s strategic positioning, the ongoing development of our leadership team, and effective communication with our Board.
»	Jane C. Morreau. Ms. Morreau’s objectives through January 2014 included leading our Global Production and IT organizations with a focus on organizational development, supporting our supply and demand planning process with an emphasis on successful capital expansion, driving cost savings and efficiency improvements, and leading several brand-related strategic BF150 objectives. Ms. Morreau was promoted to the position of Executive Vice President and Chief Financial Officer on February 1, 2014. At this time, her objectives were adjusted to include the successful transition of her prior role to her successor and successful leadership of our Finance and IT organizations.
»	James S. Welch, Jr.. Mr. Welch’s objectives included leading our BF150 Corporate Strategy process, civic leadership on behalf of the Company, leading our social responsibility efforts encompassing both alcohol responsibility and environmental strategy, and leading our efforts to continually improve the diversity and inclusion of our workforce and suppliers.
»	Mark I. McCallum. Mr. McCallum’s objectives included leading several of our regions, including Europe, Asia, the Middle East, Africa, India, and our Global Travel Retail organization with an emphasis on driving improvements in China, the Republic of South Africa, and our Southern Comfort brand. Mr. McCallum also led a major organizational change in our France operations, was accountable for organizational and talent development in Europe, and led a strategic review of emerging markets in his areas of responsibility.
»	Jill A. Jones. Ms. Jones’ objectives included leadership of our North America and Latin America regions with an emphasis on improving the performance of our Southern Comfort, Woodford Reserve, and Herradura Tequila brands. Ms. Jones also led the creation of regional brand strategies for el Jimador Tequilas and Jack Daniel’s Tennessee Whiskey, supported corporate innovation priorities, and focused on talent and organizational development.
»	Donald C. Berg. Mr. Berg’s objectives included leading our finance function with accountability for fiscal 2014 business performance, leading our internal audit function, contributing to our BF150 strategy through a focus on corporate development and capital deployment strategies, and supporting a successful transition to Ms. Morreau due to Mr. Berg’s retirement at the end of our fiscal year.

Please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2014 found on page 39 for the amounts paid to NEOs in short-term incentive compensation for fiscal 2014.

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: LONG-TERM COMPENSATION

AWARDS AND PAYOUTS IN FISCAL 2014: LONG-TERM COMPENSATION

Long-term incentives are the most important and largest portion of our NEOs’ TTDC. They are intended to focus our executives on our long-range strategic goals, including sustainable growth and performance of our brands and superior returns to our stockholders. They also serve as a strong retention incentive and serve to further align our executives’ interests with those of our stockholders through equity ownership.

In order to encourage balanced performance to create sustainable value for stockholders, we structure our long-term incentives as follows:

»	25% of target: in the form of a performance-based cash incentive;
»	25% of target: in the form of performance-based restricted stock;
»	25% of target: in the form of stock-settled stock appreciation rights; and
»	25% of target: in the form of any combination of the above, based on the NEO’s preference, subject to Compensation Committee discretion.

In taking this custom-tailored approach to the allocation of long-term incentives, our aim is to align our NEOs’ financial incentives to the Company’s long-term performance objectives while also delivering compensation that has the highest perceived value for each individual NEO.

The Compensation Committee initially determines the target dollar value of the total long-term incentive award for each NEO. It also chooses the form for the flexible 25% portion of the award, taking into account each NEO’s individual preference. While the Committee has discretion to allocate this portion in any manner it chooses, it has traditionally chosen to follow the preferences expressed by our NEOs.

Long-Term Performance-Based Cash Incentive

We provide our NEOs with an opportunity to earn a cash-based incentive award for achievement of long-term performance results. Grants are made during the first 90 days of each fiscal year.

Awards Made in Fiscal 2014 (for the Fiscal 2014-2016 Performance Period)

Long-term cash incentives granted in fiscal 2014 have a three-year performance period and will be paid shortly following the completion of fiscal 2016. The table below shows the target awards made to each NEO in fiscal 2014.

Target Long-Term Cash Awards for Fiscal 2014-2016 Performance Period

Name	Amount
Paul C. Varga	$1,665,000
Jane C. Morreau	256,575
James S. Welch, Jr.	219,000
Mark I. McCallum	237,000
Jill A. Jones	290,000
Donald C. Berg (Retired)	380,000

These incentives employ the new metrics that took effect beginning with our fiscal 2013 awards (see table on page 24). In an effort to form a stronger link between incentive compensation paid and the achievement of our BF150 strategic priorities, the Committee developed a weighted measure that incorporates the Company’s objectives for sustained growth, out-performance versus industry peers, and performance against specific BF150 goals. This formula is illustrated below:

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: LONG-TERM COMPENSATION

Long-Term Cash Incentives Formula — Fiscal 2014–2016 Performance Period

To calculate the final payout percentage, we will:

1.  Calculate the three-year average for each component below.

2.  Determine the resulting payout percentage for each component.

3.  Apply the weightings for each component as shown below.

+

Sustained Financial Performance

(40% Weighting)

Metric: Underlying DBOI growth over the prior fiscal year

Threshold performance: 3% growth (no payout)

Target performance: 8% growth (100% payout)

Maximum performance: 13% growth (200% payout)

+

Relative Financial Performance

(40% Weighting)

Metric: Underlying DBOI growth over the prior fiscal year vs. weighted underlying operating income growth of industry peers over the prior fiscal year

Threshold performance: 0% (no payout)

Target performance: B-F growth equals weighted average growth observed among the industry peers (100% payout)

Maximum performance: B-F growth equals twice the weighted average growth observed among the industry peers (200% payout)

If the weighted average growth for the industry is negative in a particular year, the Committee will exercise judgment in determining the payout level.

BF150 Scorecard Progress

(20% Weighting)

Metric: Performance vs. BF150 Scorecard

Company performance is measured based on five equally weighted categories: 1) market share growth within the United States, 2) financial growth outside of the United States with a focus on emerging markets, 3) financial growth of the Jack Daniel’s family of brands, 4) financial and volumetric growth of brands other than the Jack Daniel’s family of brands, and 5) other strategic initiatives as determined by the Committee.

The Committee evaluates each performance category and recommends a payout for each one ranging from 0% to 200% of target.

=	Payout Range of 0–200% of Target

The payout percentage for performance between threshold and target or target and maximum for any component in any year is determined using straight line interpolation.

Awards Earned in Fiscal 2014 (for the Fiscal 2012—2014 Performance Period)

Our long-term cash awards for the three-year performance period beginning in fiscal 2012 were paid out after fiscal 2014 ended. These payouts were based on the metric that was in place when these awards were made: a comparison of the three-year cumulative total shareholder return of Brown-Forman’s Class B common stock with that of the consumer products and retail companies that constitute the S&P Consumer Staples Index at the end of the three-year performance period. The payout scale, shown below, was designed so that payouts at the target and maximum amounts would be earned only when Company performance exceeds that of the comparator group, in alignment with our pay-for-performance philosophy.

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: LONG-TERM COMPENSATION

Long-Term Performance-Based Cash Awards:
Payout Scale and Actual Payout for Fiscal 2012-2014 Performance Period

Stock prices used for comparison are the average closing stock prices over the sixty trading days immediately preceding the start of the performance period and the final sixty trading days of the performance period, in order to mitigate the impact of unusual stock price volatility on incentive payouts.

The S&P Consumer Staples Index consisted of the following companies as of April 30, 2014:

Altria Group Inc.	ConAgra Foods Inc.	J.M. Smucker Co.	Monster Beverage Corp.
Archer Daniels Midland Co.	Constellation Brands Inc. (Cl A)	Kellogg Co.	PepsiCo Inc.
Avon Products Inc.	Costco Wholesale Corp.	Kimberly-Clark Corp.	Philip Morris International
Beam Suntory, Inc.	CVS Caremark Corp.	Kroger Co.	Procter & Gamble Co.
Brown-Forman Corp. (Cl B)	Dean Foods Co	Keurig Green Mountain Inc.	Reynolds American Inc.
Campbell Soup Co.	Dr Pepper Snapple Group Inc.	Lorillard Inc.	Safeway Inc.
Clorox Co.	Estée Lauder Cos. (Cl A)	McCormick & Co. Inc.	Sysco Corp.
Coca-Cola Co.	General Mills Inc.	Mead Johnson Nutrition Company	Tyson Foods Inc. (Cl A)
Coca-Cola Enterprises Inc.	Hershey Co.	Molson Coors Brewing Co. (Cl B)	Wal-Mart Stores Inc.
Colgate-Palmolive Co.	Hormel Foods Corp.	Mondelez International Inc.	Walgreen Co.
Whole Foods Market Inc.

The table below shows the long-term cash award that each NEO earned in fiscal 2014 based on the 200% payout determined using the methodology described above.

Long-Term Cash Awards Paid for Fiscal 2012-2014 Performance Period

Name	Amount
Paul C. Varga	$1,800,000
Jane C. Morreau	405,000
James S. Welch, Jr.	420,000
Mark I. McCallum	507,500
Jill A. Jones	360,000
Donald C. Berg (Retired)	448,000

Performance-Based Restricted Stock

We award our NEOs and certain other executives with shares of Class A common stock through our performance-based restricted stock plan. Unless otherwise determined by the Committee, performance-based restricted stock awards are granted on the date of the Company’s Annual Meeting of Stockholders, which is typically held in late July.

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: LONG-TERM COMPENSATION

Awards Made in Fiscal 2014 (for the Fiscal 2014-2016 Performance Period)

Performance-based restricted stock awards granted in fiscal 2014 have a three-year performance period. These awards are expressed as a dollar value throughout the performance period. Following the performance period, the target dollar value is converted to shares that are subject to an additional one-year vesting period.

Target Performance-Based Stock Restricted Stock Awards for Fiscal 2014-2016 Performance Period

Name	Amount
Paul C. Varga	$1,098,234
Jane C. Morreau	190,460
James S. Welch, Jr.	288,905
Mark I. McCallum	312,650
Jill A. Jones	143,463
Donald C. Berg (Retired)	187,986

Performance-based restricted stock grants made to our NEOs in fiscal 2014 employ the metrics that took effect beginning with our fiscal 2013 awards. Payouts will depend on a comparison of the three-year cumulative total shareholder return of Brown-Forman’s Class B common stock with that of the consumer products and retail companies that constitute the S&P Consumer Staples Index at the end of the three-year performance period. The payout scale is shown below.

S & P Consumer Staples Index Performance-Based Restricted Stock Awards:
Payout Scale and Potential Payouts for Fiscal 2014-2016 Performance Period

Payouts for performance between threshold and target and between target and maximum are interpolated using a straight line method. Stock prices used for comparison are the average closing stock prices over the sixty trading days immediately preceding the start of the performance period and the final sixty trading days of the performance period.

Performance-Based Restricted Stock Awards Earned in Fiscal 2014

(for the Fiscal 2012-2014 Performance Period)

Performance-based restricted stock awards for the fiscal 2012-2014 performance period were subject to a three-year performance period followed by a one-year restriction period. Payout was based on the metric that was in effect at the time the awards were made: a comparison of the compound annual growth rate in the Company’s reported operating income adjusted for depletions as well as for items that we believe do not reflect the underlying performance of our business (adjusted DBOI) over a three-year period to the gross domestic product reported by the International Monetary Fund (“IMF”) of a group of countries which are aligned with our current and anticipated markets. For this comparison, we used a custom-weighted comparator group consisting of:

»	the IMF Advanced Economies Index (weighted at 85%), and
»	the IMF Emerging and Developing Economies Index (weighted at 15%).

In measuring growth in our adjusted DBOI relative to economic growth in certain national economies, our aim is to isolate the aspect of Brown-Forman’s performance that is attributable to our efforts rather than to economic changes in the countries where we do business.

The Committee chose a range of payouts (50% to 150% of target) to support our goals of pay-for-performance and increased NEO equity ownership, while at the same time discouraging unnecessary risk-taking behavior. At the conclusion of the three-year performance period ending in fiscal 2014, we observed that the compound annual growth rate

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COMPENSATION DISCUSSION AND ANALYSIS AWARDS AND PAYOUTS IN FISCAL 2014: LONG-TERM COMPENSATION

for the IMF Advanced Economies Index was 2.5%, while the IMF Emerging and Developing Economies Index experienced compound annual growth of 9.2%. Weighting each index as shown above resulted in a 3.6% compound annual growth rate for the combined indices. During this same period, the Company’s adjusted DBOI grew at a compounded annual growth rate of 9.4%, exceeding the combined indices by 5.8 percentage points and resulting in a payout of 136% of target. This payout level was used to adjust the number of restricted shares issuable to our NEOs, as shown below.

Performance-Based Restricted Stock Awards:
Payout Scale and Actual Payouts for Fiscal 2012-2014 Performance Period

Payouts for performance between threshold and target and between target and maximum are interpolated using a straight line method.

The resulting value was adjusted upward to account for regular and special dividends paid during the second and third years of the performance period. The number of restricted shares issued was then calculated using the closing price of Class A common shares on the date of grant (at the beginning of the three-year performance period). The Committee chose this calculation method to ensure that our NEOs remain exposed to changes in stock price and dividends issued during the performance period, consistent with the goals of our long-term incentive plan. These restricted shares were issued on June 1, 2014 and are subject to a restriction period that ends on April 30, 2015. For more information on the performance-based restricted stock awards granted during fiscal 2014, please see the Grants of Plan-Based Awards Table and Outstanding Equity Awards at 2014 Fiscal Year End Table, set forth on pages 41 and 43, respectively.

The table below shows the number of shares of performance-based restricted stock that were issued based on the above computation.

Shares Issued for Fiscal 2012-2014 Performance Period

Name	Amount
Paul C. Varga	38,766
Jane C. Morreau	3,635
James S. Welch, Jr.	9,046
Mark I. McCallum	8,198
Jill A. Jones	3,635
Donald C. Berg (Retired)	9,046

Stock Appreciation Rights

We award stock-settled stock appreciation rights (SSARs) that allow our NEOs to receive the value of the appreciation of our Class B common stock between the grant date and the exercise date. Unless otherwise determined by the Committee, SSARs are granted annually on the date of the Company’s Annual Meeting of Stockholders, which is typically held in late July. The number of Class B common SSARs awarded to our NEOs for fiscal 2014 was determined by dividing the dollar value of the long-term incentive compensation opportunity designated for SSARs by the value of a SSAR (as determined by the Black-Scholes method) as of the close of trading on the date of grant. SSARs become exercisable on the first day of the third fiscal year following the grant date, and are exercisable for seven fiscal years thereafter. The SSARs granted in July 2013 (for fiscal 2014) therefore become exercisable on May 1, 2016, and expire on April 30, 2023.

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COMPENSATION DISCUSSION AND ANALYSIS—OTHER COMPENSATION ELEMENTS

SSAR Grants in Fiscal 2014 (in Class B shares)

Name	SSARs Granted
Paul C. Varga	62,332
Jane C. Morreau	9,266
James S. Welch, Jr.	14,758
Mark I. McCallum	15,971
Jill A. Jones	9,771
Donald C. Berg (Retired)	12,804

OTHER COMPENSATION ELEMENTS

Post-Termination Compensation and Benefits

We do not have employment agreements with any of our NEOs, nor do we maintain a formal severance plan that provides for post-termination compensation or benefits.

Employee Benefits and Perquisites

We provide our NEOs with certain benefits that are available to nearly all salaried employees in the United States, including Company-paid group term life insurance equal to two times target cash compensation, travel accident insurance, Company matching contributions to a 401(k) savings plan, medical and dental plans, and a pension that grows with each additional year of service and pay. NEOs and certain other executives receive certain additional benefits, including a leased automobile, automobile insurance, and limited reimbursement of financial planning expenses. We purchase tickets to sporting and entertainment events for business outings with customers and suppliers. If the tickets are not used for business purposes, employees (including the NEOs) may use the tickets at no incremental cost to the Company. We believe these benefits further our goal of attracting and retaining a diverse team of talented executives. We occasionally invite the NEOs and their spouses to certain events, including retirement celebrations, award dinners, and the like. We believe these events provide valuable opportunities for our senior executives to establish and develop relationships with our directors, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive management team. For more detail on these employee benefits, please see the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2014 found on page 39.

Brown-Forman Corporation Non-qualified Savings Plan

We provide our NEOs and other senior executives the opportunity to defer income on a pre-tax basis to help them plan for future financial needs. This program greatly enhances the perceived value of compensation for participants at very little cost to the Company. The Brown-Forman Corporation Non-qualified Savings Plan (Savings Plan) allows our NEOs to make pre-tax deferrals of up to 50% of base salary (including holiday bonus) and up to 75% of short and long-term cash incentives. Participants in the Savings Plan may notionally invest their plan balances in mutual funds within generally the same asset classes available to participants in our qualified 401(k) savings plan. In the event a participant’s deferrals into the Savings Plan reduce the participant’s taxable compensation that would otherwise be considered 401(k)-eligible pay upon which Company matching in the 401(k) is calculated, the Company will contribute to the Savings Plan to make up for any lost match under the Company’s 401(k) plan. All deferrals to the Savings Plan, and the Company’s contributions to it, are 100% vested when made, as are any deemed earnings related to those contributions. The benefits owed under the Savings Plan will be general unsecured obligations of the Company, though the Company has chosen to set aside assets in a trust for the purpose of paying plan benefits. The Company is not entitled to an income tax deduction on the benefits owed under the Savings Plan until the benefits become taxable to the participants, which generally will be when the benefits are actually paid. Benefits accumulated under the Savings Plan are payable at either a participant-selected date at least two years after a contribution is made, or after a participant’s termination of employment. Amounts payable after termination are payable in a lump sum six months after termination, except in the case of retirement, where the form of payment (lump sum or installments of up to 10 years) and the time of payment (up to 10 years after retirement) will be elected by the participant. The Non-qualified Deferred Compensation Table for Fiscal 2014 on page 47 contains information on NEO activity in the Savings Plan during fiscal 2014, including employee contributions, gains and losses attributable to the change in market value of the notional investments, and any payments to our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS—COMPENSATION POLICIES AND PRACTICES

COMPENSATION POLICIES AND PRACTICES

Incentive Compensation Recoupment Policy

The Committee oversees our Incentive Compensation Recoupment Policy. In the event the Company restates its reported financial results due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws within three years after the date of the first public issuance or filing of such financial results, or discovers an error in the calculation of any incentive compensation that was awarded or paid within the three years prior to the date of the discovery, then the Company will, at the direction of the Committee, seek to recover all or part of the incentive compensation awarded or paid to executive officers that would not have been awarded or paid based upon the restated financial results or correct incentive calculation. If the Committee determines that any executive officer engaged in fraud or intentional misconduct in connection with a restatement or error in incentive calculation, the Committee can direct the Company to seek to recover incentive compensation awarded or paid to an executive officer that would not have been awarded or paid to such an executive officer based upon the restated financial results or correct calculation for a period of six years after the date of the first public issuance or filing of such financial results or six years prior to the date of discovery of fraud or misconduct.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation the Company may deduct for tax purposes when paid to a NEO (other than the Chief Financial Officer) unless the compensation is “performance-based” and paid under a formal compensation plan that meets the Internal Revenue Code’s requirements. To maintain flexibility, we have no policy requiring that all NEO compensation be fully deductible, but the Committee takes this factor into account when making compensation decisions. Compensation granted to our NEOs during fiscal 2014 was deductible other than the portion of Mr. Varga’s base salary that exceeded $1 million, which was $112,500.

Compensation Risk Assessment

To determine the level of risk arising from our compensation policies and practices, we conducted an annual risk assessment, with oversight by the Committee and its independent adviser, Frederic W. Cook & Co. (FWC), and by the Company’s internal auditors. The assessment is based on a framework provided by FWC and examines the risk associated with the compensation programs applicable to all of our employees. The assessment also considers the features of our compensation programs that are designed to mitigate risk. We believe our compensation programs encourage and reward an appropriate level of risk taking. We and the Committee concluded, based upon the results of the assessment, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Award Grants

We have an equity award grant policy that requires the grant date of any award to be the date of the applicable Committee or Board meeting at which such award was approved, and the grant price to be the closing price of the relevant class of our common stock on the grant date. We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information (or vice-versa). We have never re-priced or back-dated options or SSARs granted under any of our equity compensation plans, and our 2013 Omnibus Compensation Plan specifically prohibits these practices.

Source of Plan Shares

Under the 2013 Omnibus Compensation Plan, we try to limit the source of shares delivered to participants under the Plan to those purchased by the Company from time to time on the open market (at times in connection with a publicly announced share repurchase program), in private transactions, or otherwise. If we determine that the timing of such purchases may unduly affect the market price of the shares, the purchases may be spread over a period of time sufficient to minimize this effect. We may use newly-issued shares to cover exercises or redemptions of awards under the Plan, and then purchase an equal number of shares on the open market or otherwise as quickly as is reasonably practicable thereafter. This practice minimizes long-term dilution to our stockholders.

Margin Sales, Derivative Transactions Prohibited

The Company’s Code of Conduct prohibits employees and directors from selling Brown-Forman securities that they do not own (a “short sale”), purchasing shares on margin, or holding shares in a margin account. Employees and directors are also prohibited from engaging in transactions involving exchange-traded options, puts, calls, or other derivative securities based on Brown-Forman securities.

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COMPENSATION DISCUSSION AND ANALYSIS—COMPENSATION COMMITTEE REPORT

Our Policy on Stock Ownership Guidelines

We do not have stock ownership guidelines for our employees, as we do not feel that encouraging our employees to accumulate large quantities of Company stock is a top priority due to our family-controlled status. However, the Committee does review the stock ownership status of our NEOs before granting additional stock-based compensation each year to ensure that such grants are necessary and to assess potential retention risk. During the most recent review, the Committee observed that our NEOs were exposed to an average value of eleven times their base salary in Brown-Forman stock. We believe that this level of exposure to our stock is appropriate and would likely exceed a stock ownership guideline if one were to be put in place.

CONCLUSION

We believe that our executive compensation program continues to successfully attract, motivate, reward, and retain a team of talented and diverse executives and key employees, both in the United States and around the world, who will lead us to achieve our goal of being the best brand builder in the spirits industry and enable us to deliver sustainable and superior value to our stockholders over time.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Brown-Forman Corporation, have reviewed and discussed with Company management the above Compensation Discussion and Analysis, and based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Patrick Bousquet-Chavanne, Chairman

John D. Cook

Joan C. Lordi Amble

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COMPENSATION TABLES

SUMMARY COMPENSATION

The following table sets forth the compensation of our NEOs for the fiscal years shown below, calculated under SEC rules.

Fiscal 2014 Summary Compensation Table

Name and Principal Position	Year	Salary (4)	Bonus (5)	Stock Awards (6)	SSAR/Option Awards (7)	Non-Equity Incentive Plan Compensation (8)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (9)	All Other Compensation (10)	Total
Paul C. Varga Chairman and Chief Executive Officer	2014	$1,112,500	—	$6,098,247	$925,007	$3,649,500	$439,768	$34,128	$12,259,150
	2013	1,104,700	—	1,316,573	989,900	3,793,600	2,082,200	34,163	9,321,136
	2012	1,072,800	—	1,200,000	900,153	3,214,340	1,729,505	33,605	8,150,403
Jane C. Morreau Executive Vice President and Chief Financial Officer (1)	2014	456,458	—	190,460	137,507	806,716	416,455	31,042	2,038,638
	2013	403,959	—	162,434	118,749	733,107	474,369	29,731	1,922,349

James S. Welch, Jr. Vice Chairman, Executive Director of Corporate Affairs, Strategy, and Diversity	2014	600,417	—	288,905	219,009	849,660	252,257	28,219	2,238,467
	2013	584,792	—	328,288	215,990	872,760	696,137	28,405	2,726,372
	2012	569,167	—	280,000	210,043	646,800	541,999	29,161	2,277,170
Mark I. McCallum Executive Vice President, President for Europe, Africa, Middle East, Asia Pacific and Travel Retail	2014	605,625	—	312,650	237,010	1,099,180	344,679	30,891	2,630,035
	2013	584,063	—	346,527	265,991	1,331,430	460,703	31,388	3,020,102
	2012	568,594	—	253,750	217,554	780,150	361,466	29,961	2,211,475

Jill A. Jones Executive Vice President, North America and Latin America Regions (2)	2014	496,458	—	143,463	145,002	853,920	249,032	25,518	1,913,393
Donald C. Berg Retired Executive Vice President and Chief Financial Officer (3)	2014	596,458	—	187,986	190,011	1,008,250	579,064	639,952	3,201,721
	2013	584,792	—	251,346	293,993	1,098,180	864,638	31,005	3,132,954
	2012	569,167	—	280,000	196,037	881,200	681,036	30,974	2,638,414

(1)	Ms. Morreau was promoted to the position of Executive Vice President, Chief Financial Officer on February 1, 2014. Values shown are prorated for fiscal 2014 based on this promotion. Compensation for Ms. Morreau is provided only for 2014 and 2013 because she was not a NEO for 2012.
(2)	Compensation for Ms. Jones is provided only for 2014 because she was not a NEO for 2013 and 2012.
(3)	Mr. Berg served as our Chief Financial Officer until January 31, 2014, and retired from the Company on April 30, 2014.
(4)	Salary includes holiday bonus and is based on the fiscal year beginning May 1st. Salary increases typically take effect August 1 of each year (even though the Company’s fiscal year is May 1 to April 30). The holiday bonus, which is provided to all salaried employees, is based on the employee’s length of service to the Company, as shown in the table below:

Length of Continuous Service	Amount of Holiday Bonus
3 months but less than 6 months	1/8 of monthly salary
6 months but less than 5 years	1/4 of monthly salary
5 years but less than 10 years	3/8 of monthly salary
10 years or more	1/2 of monthly salary

(5)	NEOs do not receive non-performance-based compensation that would be considered a “Bonus” under SEC rules.
(6)

The “Stock Awards” column includes the aggregate grant date fair value of performance-based restricted stock granted during the respective fiscal years, calculated in accordance with FASB ASC Topic 718. The grant date fair value of awards subject to performance conditions is calculated based on the probable outcome of the performance condition as of the grant date for the award, which for all years is based on the target number of shares. For additional

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COMPENSATION TABLES—SUMMARY COMPENSATION

information on this matter, please see “Recent changes in our performance metrics” on page 24. Grant date value assuming maximum performance for these awards is reflected in our “Outstanding Equity Awards at 2014 Fiscal Year End Table” on page 43. For Mr. Varga, this column also includes a special grant of 67,517 shares of restricted stock. This special grant is further described under the heading “Special Grant of Restricted Stock to our CEO” on page 28.
(7)	The “SSAR/Option Awards” column includes the aggregate grant date fair values of SSARs granted during the respective fiscal years, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended April 30, 2014, which are included in the Company’s Annual Report on Form 10-K for fiscal 2014 as filed with the SEC.
(8)	Amounts listed for fiscal 2014 include short-term cash incentive compensation paid for the one-year performance period ended April 30, 2014, and long-term cash incentive compensation paid for the three-year performance period ended April 30, 2014, as determined by the Compensation Committee at its May 20, 2014 meeting and paid to the NEOs on June 13, 2014. Specific amounts are reflected below. For Mr. Berg’s fiscal 2014 short-term cash award, Company performance was used as a proxy for his individual performance score.

	Short-Term Cash	Long-Term Cash
Paul C. Varga	$1,849,500	$1,800,000
Jane C. Morreau	401,716	405,000
James S. Welch, Jr.	429,660	420,000
Mark I. McCallum	591,680	507,500
Jill A. Jones	493,920	360,000
Donald C. Berg (Retired)	560,250	448,000

(9)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for the respective fiscal years represent changes between the fiscal years in the actuarial present value of the accumulated pension benefits of each of the NEOs under the applicable pension or savings plan. Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as the discount rate. The change in the pension value for fiscal 2014 was substantially lower than in fiscal 2013 due to the change in the discount rate in fiscal 2014 versus fiscal 2013. Please see the Pension Benefits Table on page 46 for the assumptions used in calculating the change in pension value. None of the NEOs received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts.

	Qualified	Non-Qualified
Paul C. Varga	$44,978	$394,790
Jane C. Morreau	76,698	339,757
James S. Welch, Jr.	65,752	186,505
Mark I. McCallum	62,702	281,977
Jill A. Jones	36,944	212,088
Donald C. Berg (Retired)	92,336	486,728

(10)	The following table sets forth each component of the “All Other Compensation” column of the Summary Compensation Table.

Name	401(k) Matching Contribution (1)	Cost of Company-Provided Life Insurance	Cost of Company- Leased Car (2)	Termination Benefits (3)	Other (4)	Total
Paul C. Varga	$12,750	$3,120	$14,258	—	$4,000	$34,128
Jane C. Morreau	13,463	2,014	11,565	—	4,000	31,042
James S. Welch, Jr.	13,244	2,816	8,159	—	4,000	28,219
Mark I. McCallum	12,938	3,120	10,833	—	4,000	30,891
Jill A. Jones	12,278	2,396	9,831	—	1,013	25,518
Donald C. Berg (Retired)	12,875	3,120	10,444	$609,513	4,000	639,952

(1)	Amounts in this column represent 401(k) matching contributions for the period May 1, 2013, through April 30, 2014.
(2)	Values based on incremental cost to the Company during the fiscal year, including lease payments, maintenance, registration, and insurance premiums.
(3)	The Company recorded an expense for this amount during fiscal 2014 in accordance with the terms of a Letter Agreement between Mr. Berg and the Company dated May 12, 2014, in which the Company agreed to pay Mr. Berg a one-time transition payment of $598,958. In addition, the Company agreed to cover Mr. Berg’s health and dental coverage under COBRA until January 15, 2015 at an estimated cost of $10,555. Please refer to the Form 8-K filed with the SEC on May 15, 2014 for the full terms of Mr. Berg’s Letter Agreement.
(4)	Reimbursement of financial planning expenses up to a limit of $4,000 for the fiscal year.

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COMPENSATION TABLES—GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the equity and non-equity awards granted to our NEOs during fiscal 2014 under our 2013 Omnibus Compensation Plan. For additional information on the Plan and the fiscal 2014 awards made thereunder, please see the Awards and Payouts in Fiscal 2014: Fixed and Short-Term Compensation section of our Compensation Discussion and Analysis, which begins on page 28.

Fiscal 2014 Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Award Type (1)	Threshold	Target	Maximum	Threshold	Target	Maximum
Paul C. Varga		STC	$0	$1,350,000	$2,700,000
		LTC	0	1,665,000	3,330,000
	7/25/2013	PBRS				8,155	16,309	24,464			$1,098,234
	7/25/2013	SSAR							62,332	$72.42	925,007
	7/25/2013	SRS				0	67,513	67,513			5,000,013
Jane C. Morreau		STC	0	291,945	583,890
		LTC	0	256,575	513,150
	7/25/2013	PBRS				1,428	2,855	4,282			190,460
	7/25/2013	SSAR							9,266	72.42	137,507
James S. Welch, Jr.		STC	0	315,000	630,000
		LTC	0	219,000	438,000
	7/25/2013	PBRS				2,165	4,330	6,494			288,905
	7/25/2013	SSAR							14,758	72.42	219,009
Mark I. McCallum		STC	0	430,000	860,000
		LTC	0	237,000	474,000
	7/25/2013	PBRS				2,343	4,686	7,028			312,650
	7/25/2013	SSAR							15,971	72.42	237,010
Jill A. Jones		STC	0	360,000	720,000
		LTC	0	290,000	580,000
	7/25/2013	PBRS				1,075	2,150	3,225			143,463
	7/25/2013	SSAR							9,771	72.42	145,002
Donald C. Berg (7)		STC	0	415,000	830,000
		LTC	0	380,000	760,000
	7/25/2013	PBRS				1,409	2,817	4,226			187,986
	7/25/2013	SSAR							12,804	72.42	190,011

(1)	STC is short-term (or annual) incentive compensation payable in cash; LTC is long-term incentive compensation payable in cash; PBRS is Class A common performance-based restricted stock; SSAR is Class B common stock-settled stock appreciation rights. SRS is a special restricted stock grant of class A shares made to Mr. Varga and is further described under the heading “Special Grant of Restricted Stock to our CEO” on page 28.
(2)	Amounts represent the potential value of the short-term incentive compensation opportunity for the fiscal 2014 performance period and the cash component of the long-term incentive compensation opportunity for the three-year performance period fiscal 2014 through fiscal 2016, inclusive. No amounts are payable if threshold performance levels are not achieved. STC and LTC are capped at 200% of target. Please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39 for amounts actually paid out in respect of fiscal 2014 performance.
(3)

Amounts represent the estimated possible payout of the long-term incentive compensation opportunity designated for PBRS stock for fiscal 2014. PBRS awards are initially determined as a cash value, then subject to a three-year performance period, followed by a one-year restriction period. The number of

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COMPENSATION TABLES—GRANTS OF PLAN-BASED AWARDS

shares of PBRS to be awarded for fiscal 2014 is determined by multiplying the cash value at target by a three-year performance adjustment factor, adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by $74.06, which was the closing price of our Class A common stock on the date of grant, July 25, 2013. PBRS awards granted in fiscal 2014 vest on April 30, 2017. Mr. Varga has a special restricted stock grant of 67,513 Class A shares, which is further described under the heading “Special Grant of Restricted Stock to our CEO” on page 28.
(4)	The number of SSARs awarded for fiscal 2014 was determined by dividing the cash value of the opportunity designated for SSARs by the Black-Scholes value of our Class B common stock as of the close of trading on the date of grant, July 25, 2013 ($14.84). SSARs become exercisable on the first day of the third fiscal year following the fiscal year of grant, and are exercisable for seven fiscal years thereafter. SSARs granted July 25, 2013 become exercisable May 1, 2016, and expire April 30, 2023.
(5)	The exercise price for the SSARs represents the closing price of our Class B common stock on the grant date.
(6)	Amounts represent the grant date fair value as calculated in accordance with FASB ASC Topic 718. Awards subject to performance conditions are calculated based on the probable outcome of the performance condition as of the grant date for the award. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for the fiscal year ended April 30, 2014, which are included in the Company’s Annual Report on Form 10-K for fiscal 2014 as filed with the SEC.
(7)	Mr. Berg retired on April 30, 2014, and will be treated as a retiree for purposes of his outstanding LTC and equity awards. For Mr. Berg’s fiscal 2014 STC award, Company performance was used as a proxy for his individual performance score.

42	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION TABLES—OUTSTANDING EQUITY AWARDS

OUTSTANDING EQUITY AWARDS

The following table sets forth the outstanding equity awards held by our NEOs as of April 30, 2014. The year-end values set forth in the table are based on the $89.13 closing price for our Class A common stock and $89.72 closing price for our Class B common stock, respectively, on April 30, 2014.

Outstanding Equity Awards at 2014 Fiscal Year End Table

		SSAR Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised SSARs Exercisable	Number of Securities Underlying Unexercised SSARs Unexercisable	SSAR Exercise Price	SSAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)
Paul C. Varga (7)	7/28/2011		95,761	$46.40	4/30/2021
	7/26/2012		92,514	58.70	4/30/2022
	7/25/2013		62,332	72.42	4/30/2023
	7/28/2011					38,766	$3,455,214
	7/26/2012							31,303	$2,790,036
	7/25/2013							24,464	2,180,476
	7/25/2013							67,513	6,017,434
Jane C. Morreau	7/28/2005	4,558		28.58	4/30/2015
	7/27/2006	8,400		34.95	4/30/2016
	7/26/2007	9,292		33.76	4/30/2017
	7/24/2008	7,131		35.51	4/30/2018
	7/23/2009	11,463		27.05	4/30/2019
	7/22/2010	12,590		38.43	4/30/2020
	7/28/2011		14,365	46.40	4/30/2021
	7/26/2012		11,098	58.70	4/30/2022
	7/25/2013		9,266	72.42	4/30/2023
	7/28/2011					3,635	323,988
	7/26/2012							3,862	344,220
	7/25/2013							4,282	381,655
James S. Welch, Jr.	7/28/2005	23,515		28.58	4/30/2015
	7/27/2006	13,492		34.95	4/30/2016
	7/26/2007	23,938		33.76	4/30/2017
	7/24/2008	21,971		35.51	4/30/2018
	7/23/2009	31,498		27.05	4/30/2019
	7/22/2010	31,470		38.43	4/30/2020
	7/28/2011		22,345	46.40	4/30/2021
	7/26/2012		20,186	58.70	4/30/2022
	7/25/2013		14,758	72.42	4/30/2023
	7/28/2011					9,046	806,270
	7/26/2012							7,806	695,749
	7/25/2013							6,494	578,810

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COMPENSATION TABLES—OUTSTANDING EQUITY AWARDS

Outstanding Equity Awards at 2014 Fiscal Year End Table (continued)

		SSAR Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised SSARs Exercisable	Number of Securities Underlying Unexercised SSARs Unexercisable	SSAR Exercise Price	SSAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)
Mark I. McCallum	7/28/2005	16,845		$28.58	4/30/2015
	7/27/2006	4,615		34.95	4/30/2016
	7/26/2007	15,957		33.76	4/30/2017
	7/24/2008	14,647		35.51	4/30/2018
	7/23/2009	23,437		27.05	4/30/2019
	7/22/2010	20,455		38.43	4/30/2020
	7/28/2011		23,144	46.40	4/30/2021
	7/26/2012		24,859	58.70	4/30/2022
	7/25/2013		15,971	72.42	4/30/2023
	7/28/2011					8,198	$730,688
	7/26/2012							8,239	$734,342
	7/25/2013							7,028	626,406
Jill A. Jones	7/24/2008	8,704		35.51	4/30/2018
	7/23/2009	13,755		27.05	4/30/2019
	7/22/2010	15,106		38.43	4/30/2020
	7/28/2011		16,759	46.40	4/30/2021
	7/26/2012		11,098	58.70	4/30/2022
	7/25/2013		9,771	72.42	4/30/2023
	7/28/2011					3,635	323,988
	7/26/2012							3,219	286,909
	7/25/2013							3,225	287,444
Donald C. Berg (8)	7/27/2006	16,339		34.95	4/30/2016
	7/26/2007	18,704		33.76	4/30/2017
	7/24/2008	21,971		35.51	4/30/2018
	7/23/2009	35,999		27.05	4/30/2019
	7/22/2010	19,669		38.43	4/30/2020
	7/28/2011		20,855	46.40	4/30/2021
	7/26/2012		27,476	58.70	4/30/2022
	7/25/2013		12,804	72.42	4/30/2023
	7/28/2011					9,046	806,270
	7/26/2012							5,976	532,641
	7/25/2013							4,226	376,663

(1)	SSAR awards are in the form of Class B common stock. All SSARs vest and become fully exercisable on the first day of the third fiscal year following the fiscal year of grant and are exercisable until the last day of the 10th fiscal year following the date of grant.
(2)	Represents Class A common performance-based restricted stock awards. After a three-year performance period, followed by a one-year restriction period, the performance-based restricted stock awards granted on July 28, 2011, July 26, 2012, and July 25, 2013, will vest on April 30, 2015, April 30, 2016, and April 30, 2017, respectively. Mr. Varga has a special restricted stock grant of 67,513 class A shares, which is further described under the heading “Special Grant of Restricted Stock to our CEO” on page 28.

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COMPENSATION TABLES—OPTION EXERCISES AND STOCK VESTED

(3)	Reflects the number of shares of restricted Class A common stock that were issued on June 1, 2014, upon satisfaction of the performance measures in connection with the performance-based restricted stock awards granted on July 28, 2011. The number of shares issued was determined by multiplying the cash value of the award at target by a three-year performance adjustment factor (136%), adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by $47.55, which was the closing price of our Class A common stock on the date of the grant. The restrictions on these restricted shares will lapse on April 30, 2015.
(4)	The market value for the shares of restricted Class A common stock was determined by multiplying the number of shares of restricted Class A common stock, as applicable, by $89.13, the closing price of our Class A common stock on April 30, 2014.
(5)	Because our performance in fiscal year 2013 exceeded the target performance measure established for the three-year performance period, amounts shown represent the estimated maximum possible payout of performance-based restricted stock awards (PBRS) based on a performance multiplier of 150% of target for fiscal years 2013 and 2014, respectively. PBRS awards are initially determined as a cash value, then subject to a three-year performance period, followed by a one-year restriction period. The number of shares of PBRS to be awarded is determined by multiplying the cash value at target by a three-year performance adjustment factor, adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by the closing price of our Class A common stock on the date of grant.
(6)	The market value for the PBRS awards was determined by multiplying the number of shares by $89.13, the closing price of our Class A common stock on April 30, 2014.
(7)	Mr. Varga received a one-time special grant of 67,513 Class A shares of restricted stock with a market value determined by multiplying the number of shares by $89.13, the closing price on April 30, 2014. Additional information on this award is provided under the heading “Special Grant of Restricted Stock to our CEO” on page 28.
(8)	Mr. Berg retired on April 30, 2014, and he will be treated as a retiree for purposes of his outstanding equity awards. Unvested SSARs granted in prior fiscal years are not reduced and will vest at the same time and manner as those of active employees. Once vested, Mr. Berg must exercise prior to the earlier of 7 years from the date of retirement or the original expiration date. Outstanding PBRS awards are not reduced or accelerated and are paid at the same time and manner as active employees.

OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options and SSARs exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal 2014.

Fiscal 2014 Option Exercises and Stock Vested Table

	Option/SSAR Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (3)	Number of Shares Acquired on Vesting (4)	Value Realized on Vesting (5)
Paul C. Varga (6)	135,946	$6,975,389	23,550	$2,099,012
Jane C. Morreau (7)	5,275	279,997	3,489	310,975
James S. Welch, Jr.	—	—	5,452	485,937
Mark I. McCallum (8)	11,144	731,604	4,725	421,139
Jill A. Jones (9)	15,599	887,826	4,652	414,633
Donald C. Berg (10)	14,000	608,580	7,269	647,886

(1)	All option and SSAR awards are in the form of Class B common stock.
(2)	All Stock awards are in the form of Class A common stock.
(3)	Value realized on exercise equals the difference between the option/SSAR exercise price and the market price of the underlying shares at exercise, multiplied by the number of shares for which the option/SSAR was exercised.
(4)	The grant date for all awards of Class A common performance-based restricted stock shown in the table was July 22, 2010; the vesting date was April 30, 2014.
(5)	Value realized on vesting equals the closing market price of the underlying securities on the vesting date, multiplied by the number of shares that vested. The closing price of our Class A common stock on the vesting date, April 30, 2014, was $89.13.
(6)	Mr. Varga exercised SSARs for 135,946 shares of Class B common stock on March 24, 2014.
(7)	Ms. Morreau exercised options for 5,275 shares of Class B common stock on January 2, 2014.
(8)	Mr. McCallum exercised options for 11,144 shares of Class B common stock on March 11, 2014.
(9)	Ms. Jones exercised SSARs for shares of Class B common stock as follows: 6,500 shares on March 31, 2014; 3,198 shares on March 31, 2014; 5,901 shares on March 31, 2014.
(10)	Mr. Berg exercised options for 14,000 shares of Class B common stock on July 12, 2013.

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COMPENSATION TABLES—PENSION BENEFITS

PENSION BENEFITS

We maintain both tax-qualified and non-qualified supplemental excess retirement plans. The following table shows the present value of accumulated pension benefits payable to each of our NEOs under our tax-qualified base plan, the Salaried Employees Retirement Plan, and under our non-qualified excess plan, the Supplemental Executive Retirement Plan, based on the pension earned as of our most recent FASB ASC Topic 715 measurement date, April 30, 2014.

Fiscal 2014 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Paul C. Varga	Qualified Non-Qualified	27.00 27.00	$720,915 8,084,941	$0 0
Jane C. Morreau	Qualified Non-Qualified	22.58 22.58	763,913 1,314,577	0 0
James S. Welch, Jr.	Qualified Non-Qualified	24.75 24.75	810,429 2,498,785	0 0
Mark I. McCallum	Qualified Non-Qualified	10.75 10.75	431,130 1,468,957	0 0
Jill A. Jones	Qualified Non-Qualified	14.17 14.17	356,096 684,548	0 0
Donald C. Berg	Qualified Non-Qualified	24.83 24.83	976,840 3,313,269	0 0

(1)	The amount in this column represents the actuarial present value of each NEO’s accumulated pension benefit as of our FASB ASC Topic 715 measurement date, April 30, 2014, using a 4.46% discount rate, age 65 expected retirement age, 2012 Static Mortality Table for Annuitants and Non-Annuitants, and life annuity form of payment.

Brown-Forman Corporation Salaried Employees Retirement Plan

Most U.S. salaried employees, and all of our NEOs, participate in the tax-qualified Salaried Employees Retirement Plan. This plan is a funded, non-contributory, defined benefit pension plan that provides monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive calendar years’ compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits and are assumed for actuarial purposes to be payable at age 65. A participant’s interest vests after five years of service.

Brown-Forman Corporation Supplemental Executive Retirement Plan

U.S. federal tax law limits the amount of compensation that may be used annually to accrue benefits under our tax-qualified Salaried Employees Retirement Plan. Therefore, for employees whose compensation exceeds these limits, including our NEOs, we maintain a non-qualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the tax-qualified Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. The SERP also provides faster vesting for certain key employees who join us mid-career.

The formula to calculate the combined total pension benefit under both plans includes the following factors:

»	Final Average Compensation (“FAC”) is the average compensation of the highest consecutive five calendar years in the last ten calendar years employed. For this purpose, compensation is considered to be salary, holiday bonus and short-term incentive compensation (not long-term cash or equity compensation).
»	Social Security Covered Compensation (“CC”) is the average of the Social Security Taxable Wage Base in effect for each calendar year during the 35 years ending with the calendar year in which a participant attains his or her Social Security Retirement age.
»	Credited Service (“Service”) is the number of years and whole months of service the participant is employed by the Company at a location or division that participates in the pension plan, up to a maximum of 30 years.

46	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION TABLES—NON-QUALIFIED DEFERRED COMPENSATION

The table below shows the pension formula and gives a sample calculation:

Monthly Pension Formula for a Participant Retiring at the Regular Retirement Age of 65

Generalized Formula	Sample calculation: assume FAC of $400,000, CC of $80,000, and Service of 30 years		Amount
1.3% multiplied by FAC up to CC	0.013 × $80,000	=	$1,040
1.75% multiplied by FAC above CC	0.0175 × $320,000	=	5,600
			6,640
The sum of the above multiplied by years of service	× 30	=	199,200
Divide by 12 to get the monthly pension (before reduction for early retirement or optional forms of payment).	÷ 12	=	$16,600

Early retirement is available at age 55 under both plans. However, those who retire before age 65 under the final average pay formula have their pension payments reduced by 3% for each year (1/4 of 1% for each month) that payments start prior to age 65. Retirees can also reduce their pension payment to purchase optional forms of payment that protect their spouse or ensure a minimum payment period. James S. Welch, Jr., Jane C. Morreau and Mark I. McCallum are our NEOs who are currently eligible for early retirement. Donald C. Berg retired from the Company effective April 30, 2014.

Once the final pension is determined, the federal rules that govern the maximum pension that can be paid under the qualified plan are applied to determine the portion to be paid under the qualified plan, and the remainder becomes payable under the non-qualified pension plan.

NON-QUALIFIED DEFE RRED COMPENSATION

Effective January 1, 2011, we adopted the Brown-Forman Corporation Non-qualified Savings Plan. The following table provides information on plan contributions and earnings for our NEOs for fiscal 2014:

Fiscal 2014 Non-qualified Deferred Compensation Table

	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Paul C. Varga	$1,415,940	—	$857,057	$501,997	$4,901,013
Jane C. Morreau	135,997	—	6,113	—	181,901
James S. Welch, Jr.	606,838	—	139,680	—	1,713,688
Mark I. McCallum	—	—	32,960	—	353,844
Jill A. Jones	162,997	—	16,073	—	690,202
Donald C. Berg	21,875	—	4,306	—	26,181

(1)	The amount of the contributions made by each NEO, as reported above, is also included in each NEO’s compensation reported under the Summary Compensation Table, either as “Salary” or “Non-Equity Incentive Plan Compensation.”
(2)	Aggregate earnings are not reported in the Summary Compensation Table. NEOs participating in the Savings Plan may notionally invest their plan balances in mutual funds within generally the same asset classes available to participants in our qualified 401(k) savings plan. The earnings reflected in the “Aggregate Earnings in Last FY” column represent deemed investment earnings or losses attributable to the change in market value of the notional investments. The Savings Plan does not guarantee a return on deferred amounts. No amounts included in this column are reported in the Summary Compensation Table because the Savings Plan does not provide for above-market or preferential earnings.
(3)	Mr. Varga had a withdrawal from our non-qualified savings plan as allowed under its terms and conditions. Additional information on this plan may be found under the “Brown-Forman Corporation Non-qualified Savings Plan” on page 36.
(4)	The following amounts are included in the “Aggregate Balance at Last FYE” column and previously were reported as compensation to the NEOs in the Summary Compensation table for fiscal 2011 through 2013 (except for Ms. Morreau, who was not a NEO until fiscal 2013, and Ms. Jones who was not a NEO until fiscal 2014): Mr. Varga, $2,564,752; Mr. Welch, $849,694; Mr. McCallum, $278,139; Ms. Morreau, $17,508; and Ms. Jones, $0.

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COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We do not provide our NEOs with any contract, agreement, plan, or arrangement that allows for payments or benefits upon termination or a change-in-control, and that discriminates in favor of any of the NEOs in scope or terms of operation. It is our practice to offer certain benefits to executives whose employment terminates prior to the payment of incentive awards, depending upon the circumstances surrounding their termination. These benefits, shown in the table below, are intended to continue to link executive compensation to the performance of the Company after their employment has ended and to prevent them from being penalized in situations where the termination of employment was outside of their control.

Treatment of Annual and Long-Term Incentive Awards Upon Termination of Employment

Termination Event	Short-Term Cash Incentives	Long-Term Cash Incentives and Performance-Based Restricted Stock	SSARs
Retirement (1)	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees. Unpaid awards granted in prior fiscal years are not reduced, but are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in prior fiscal years are not reduced. All awards become vested at the same time and in the same manner as to active employees. Once vested, retirees must exercise prior to the earlier of 7 years from the date of retirement or the original expiration date.
Involuntary Not for Cause		Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees. Unpaid awards granted in prior fiscal years are not reduced, but are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in prior fiscal years are not reduced. All awards become vested at the same time as for active employees. Once vested, awards may be exercised for up to 12 months, but in no case may the period to exercise exceed the original expiration date.
Death/ Permanent Disability		Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid upon termination at a target level of performance. Unpaid awards granted in prior fiscal years are not reduced and are paid upon termination at a target level of performance.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in fiscal years prior to death or permanent disability are not reduced. All awards become vested upon death or permanent disability. Once vested, awards may be exercised for up to 5 years, but in no case may the period to exercise exceed the original expiration date.
Voluntary Termination or Involuntary for Poor Performance	Awards granted in the fiscal year of termination are forfeited.	All unearned awards are forfeited.	Awards that are unvested at the time of termination are forfeited. Awards that are vested at the time of termination may be exercised for up to 30 days.
Involuntary for Cause			All outstanding awards are forfeited.

(1)	Retirement applies to those executives who leave the Company at or after age 55 with at least 5 years of service or at or after age 65 with any service.

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COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change-in-Control and Termination Upon Change-in-Control.

In the event of a change-in-control, as defined in the Brown-Forman 2013 Omnibus Plan or the Brown-Forman 2004 Omnibus Plan, as applicable (the “Plan”), short-term and long-term incentive compensation cycles continue unaffected, outstanding options and SSARs become immediately vested (exercisable according to their original vesting schedule), and restrictions on outstanding performance-based restricted stock awards lapse. In the event of an executive’s termination within one year following a change-in-control, all outstanding awards become immediately vested and exercisable, restriction periods lapse, and cash awards are paid out pro rata based on target performance through the effective date of termination. In the event of a change-in-control or a potential change-in-control, the realizable value on exercise of outstanding options and SSARs is subject to adjustment as described in the Plan.

The following table illustrates the value of compensation available to our NEOs had their employment terminated on April 30, 2014, the last day of our 2014 fiscal year, under various scenarios. The compensation included is only that which would have been payable as a direct result of the specified triggering event. This table excludes the value of pension benefits that are disclosed in the Fiscal 2014 Pension Benefits Table on page 46 and the amounts payable under deferred compensation plans that are disclosed in the Fiscal 2014 Non-qualified Deferred Compensation Table on page 47.

2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	49

COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Fiscal 2014 Potential Payments upon Termination or Change-in-Control Table

Name	Death Benefit (1)	Holiday Bonus (2)	STC (3)	LTC (4)	SSARs (5)	PBRS (4)	SRS (8)	Total
Paul C. Varga
Voluntary Termination	0	0	0	0	0	0	0	0
Involuntary Termination for Cause	0	0	0	0	0	0	0	0
Involuntary Termination Not for Cause	0	$18,542	$1,849,500	$4,620,000	$8,096,494	$8,425,726	0	$23,010,262
Retirement	0	18,542	1,849,500	4,620,000	8,096,494	8,425,726	0	23,010,262
Death	$2,000,000	18,542	1,350,000	3,720,000	8,096,494	6,768,889	$1,203,487	23,157,412
Change-in-Control	0	0	0	0	0	0	0	0
Termination Upon Change-in-Control	0	18,542	1,350,000	3,720,000	8,096,494	6,768,889	6,017,434	25,971,359
Jane C. Morreau (7)
Voluntary Termination	0	8,681	401,716	883,544	1,126,854	1,049,862	—	3,470,657
Involuntary Termination for Cause	0	0	0	0	0	0	—	0
Involuntary Termination Not for Cause	0	8,681	401,716	883,544	1,126,854	1,049,862	—	3,470,657
Retirement	0	8,681	401,716	883,544	1,126,854	1,049,862	—	3,470,657
Death	1,426,000	8,681	291,945	681,044	1,126,854	807,963	—	4,342,487
Change-in-Control	0	0	0	0	0	0	—	0
Termination Upon Change-in-Control	0	8,681	291,945	681,044	1,126,854	807,963	—	2,916,487
James S. Welch, Jr. (7)
Voluntary Termination	0	10,069	429,660	855,000	1,849,469	2,080,829	—	5,225,027
Involuntary Termination for Cause	0	0	0	0	0	0	—	0
Involuntary Termination Not for Cause	0	10,069	429,660	855,000	1,849,469	2,080,829	—	5,225,027
Retirement	0	10,069	429,660	855,000	1,849,469	2,080,829	—	5,225,027
Death	1,839,000	10,069	315,000	645,000	1,849,469	1,656,035	—	6,314,573
Change-in-Control	0	0	0	0	0	0	—	0
Termination Upon Change-in-Control	0	10,069	315,000	645,000	1,849,469	1,656,035	—	4,475,573
Mark I. McCallum (7)
Voluntary Termination	0	10,156	591,680	934,500	2,050,023	2,091,435	—	5,677,794
Involuntary Termination for Cause	0	0	0	0	0	0	—	0
Involuntary Termination Not for Cause	0	10,156	591,680	934,500	2,050,023	2,091,435	—	5,677,794
Retirement	0	10,156	591,680	934,500	2,050,023	2,091,435	—	5,677,794
Death	2,000,000	10,156	430,000	680,750	2,050,023	1,637,942	—	6,808,871
Change-in-Control	0	0	0	0	0	0	—	0
Termination Upon Change-in-Control	0	10,156	430,000	680,750	2,050,023	1,637,942	—	4,808,871
Jill A. Jones
Voluntary Termination	0	0	0	0	0	0	—	0
Involuntary Termination for Cause	0	0	0	0	0	0	—	0
Involuntary Termination Not for Cause	0	8,420	493,920	903,938	1,239,298	898,341	—	3,543,917
Retirement	0	8,420	493,920	903,938	1,239,298	898,341	—	3,543,917
Death	1,731,000	8,420	360,000	723,938	1,239,298	706,890	—	4,769,546
Change-in-Control	0	0	0	0	0	0	—	0
Termination Upon Change-in-Control	0	8,420	360,000	723,938	1,239,298	706,890	—	3,038,546
Donald C. Berg (6)
Voluntary Termination	—	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination Not for Cause	—	—	—	—	—	—	—	—
Retirement	0	9,983	560,250	1,048,500	1,977,253	1,715,574	—	5,311,560
Death	—	—	—	—	—	—	—	—
Change-in-Control	—	—	—	—	—	—	—	—
Termination Upon Change-in-Control	—	—	—	—	—	—	—	—

50	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

COMPENSATION TABLES—POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

(1)	Death benefit includes amounts provided by the Company as an insurance benefit in the event of the employee’s death (generally available to all salaried employees) and additional amounts elected and paid for by each NEO as optional insurance coverage.
(2)	Pro-rated holiday bonus is provided in the event of retirement, death/permanent disability, involuntary termination other than for cause, and change-in-control. Holiday bonus is calculated based on a December 1 to November 30 payment cycle.
(3)	Pro-rated short-term cash incentives are provided in the event of retirement, involuntary termination not-for-cause, death/permanent disability or termination upon change in control. In the event of retirement or involuntary termination not-for-cause, awards are based on actual Company performance and paid at the same time and in the same manner as to active employees. Short-term cash incentives shown for retirement or involuntary termination not-for-cause are actual awards paid for fiscal 2014. In the event of death/permanent disability or termination upon a change in control, awards are paid as soon as practicable after termination at a target level of performance. Short-term cash incentives shown for death/permanent disability or termination upon a change in control are shown at target. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year.
(4)	Continued vesting of a pro-rated portion of long-term cash incentives and performance-based restricted stock is provided in the event of retirement, involuntary termination not-for-cause, death/permanent disability, or termination upon a change in control. In the event of retirement or involuntary termination not-for-cause, awards are based on actual Company performance and paid at the same time and in the same manner as to active employees. Values shown for long-term cash incentives in situations of retirement or involuntary termination not-for-cause are based on actual payouts for the performance period that ended in fiscal 2014 and target performance for performance periods ending in future fiscal years. Values shown for performance-based restricted stock in instances of retirement or involuntary termination not-for-cause are based on the April 30, 2014 market value of restricted shares granted in fiscal 2012 and the estimated maximum possible payout of 150% of target for awards granted in fiscal years 2013 and 2014, respectively. In the event of death/permanent disability or termination upon a change in control, awards are paid as soon as practicable after termination at a target level of performance. Values shown for long-term cash incentives in situations of death/permanent disability or termination upon a change in control are based on target levels of performance. Values shown for performance-based restricted stock in instances of death/permanent disability or termination upon a change in control are based on the April 30, 2014 market value of restricted shares granted in fiscal 2012 and the estimated possible payout of 100% of target for awards granted in fiscal years 2013 and 2014, respectively. Awards granted in the year of termination are adjusted pro-rata based on the time worked during the fiscal year. Unpaid awards granted in prior fiscal years are not reduced. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year.
(5)	Continued vesting of a pro-rated portion of SSARs is provided in the event of retirement, death/permanent disability, or involuntary termination not-for-cause. In the event of retirement or involuntary termination not-for-cause, SSARs become vested the same time and in the same manner as to active employee. In the event of retirement, SSARs must be exercised by the sooner of the original expiration date or seven years following vesting. Employees terminated not for-cause must exercise their SSARs by the sooner of the original expiration date of 12 months following vesting. In the event of death or permanent disability, SSARS vest immediately and must be exercised by the sooner of the original expiration date or five years following vesting. In the event of a termination following a change in control, SSARs vest immediately and shall remain exercisable until 30 days following the original scheduled vesting date. Awards granted in the year of termination are adjusted pro-rata based on the time worked during the fiscal year. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year. Amounts shown represent the value realized upon vesting or non-forfeitability of unvested SSARs based upon the difference between the exercise price and the closing price of our Class B common stock on April 30, 2014.
(6)	Mr. Berg retired from the Company on April 30, 2014. Amounts reported in the table above reflect amounts actually paid to Mr. Berg in connection with his retirement from the Company. The Company and Mr. Berg entered into a Letter Agreement dated May 12, 2014, pursuant to which the Company agreed to pay Mr. Berg a transition payment of $598,958 and the Company portion of Mr. Berg’s health and dental insurance premiums under COBRA through January 31, 2015. Mr. Berg will be treated as a retiree for purposes of his outstanding long-term cash and equity awards.
(7)	As retirement-eligible NEOs, Mr. McCallum, Mr. Welch and Ms. Morreau would be treated as a retiree in the event of voluntary termination.
(8)	Mr. Varga received a special restricted stock grant of 67,513 Class A shares as outlined under “Special Grant of Restricted Stock to our CEO” on page 28. In instances of death and disability this award will vest immediately and be prorated based on the number of months employed during the performance period, with the option of negative discretion being retained by the Compensation Committee. In the event of a voluntary termination, involuntary termination for Cause, or involuntary termination for performance the award will be immediately forfeited. In instances of involuntary “no fault” termination or any other termination (with the exception of a Change-in-Control) the award will be immediately forfeited; however, the Compensation Committee retains the right, at its sole discretion, to provide a prorated portion of the award based on the number of months employed during the performance period. Change-in-Control terminations will result in treatment as outlined in the “Change-in-Control and Termination Upon Change-in-Control” section on page 49.

2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	51

STOCK OWNERSHIP

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S VOTING STOCK

The table below identifies each beneficial owner of more than 5% of our Class A common stock, our only class of voting stock, as of April 30, 2014. The SEC defines “beneficial ownership” to include shares over which a person has sole or shared voting or investment power. Each of the beneficial owners listed in the table below is either a Brown family member, an entity or trust controlled by Brown family members, or an individual serving as an advisor to a Brown family trust at the request of Brown family members.

The Brown family holds Class A shares in a variety of family trusts and entities, with multiple family members often sharing voting control and investment power as members of advisory committees to the trusts or as owners or officers of the entities. As a result, many of the shares shown in the table below are counted more than once, as they are deemed to be beneficially owned by more than one of the persons identified in the table. Counting each share only once, the aggregate number of shares of Class A common stock beneficially owned by the persons in this table is 56,808,880 shares, or 67.3% of the 84,462,242 Class A shares outstanding as of the close of business on April 30, 2014.

	Amount and Nature of Beneficial Ownership (1) Voting and Investment Power
Name and Address	Sole		Shared		Total		Percent of Class
J. McCauley Brown	3,136,570	(2)	9,104,153	(2)	12,240,723	(2)	14.5%
850 Dixie Highway Louisville, Kentucky 40210
Owsley Brown Frazier Family Group (3)	472,093		9,235,264		9,707,357		11.5%
829 West Main Street Louisville, Kentucky 40202
Owsley Brown II Family Group (4)	3,566,526		5,793,346		9,359,872		11.1%
Preston Pointe Building 333 East Main Street, Suite 400 Louisville, Kentucky 40210
Avish Agincourt, LLC	—		9,104,153		9,104,153		10.8%
829 West Main Street Louisville, Kentucky 40202
Bond Musselman Family Group (5)	1,753,795		6,126,621		7,880,416		9.3%
c/o The Glenview Trust Company 4969 U.S. Highway 42 Suite 2000 Louisville, Kentucky 40222
G. Garvin Brown III Family Group (6)	2,846,589		3,988,231		6,834,820		8.1%
850 Dixie Highway Louisville, Kentucky 40210
Laura Lee Brown	3,810,298		1,930,711		5,741,009		6.8%
710 West Main Street, Third Floor Louisville, Kentucky 40202
A. Cary Brown	761,182		4,310,656		5,071,838		6.0%
320 Whittington Parkway, Suite 206 Louisville, Kentucky 40222
Stuart R. Brown	311,631		4,454,990		4,766,621		5.6%
320 Whittington Parkway, Suite 206 Louisville, Kentucky 40222
Sandra A. Frazier	1,406,519		3,174,471		4,580,990		5.4%
304 West Liberty Street, Suite 200 Louisville, Kentucky 40202

52	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

STOCK OWNERSHIP—BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S VOTING STOCK

	Amount and Nature of Beneficial Ownership (1) Voting and Investment Power
Name and Address	Sole	Shared	Total	Percent of Class
W.L. Lyons Brown III	696	4,399,173	4,399,869	5.2%
Box 119 Batesville, Virginia 22924
Martin S. Brown, Sr.	7,591	4,367,563	4,375,154	5.2%
5214 Maryland Way, Suite 404 Brentwood, Tennessee 37027
Dace Brown Stubbs	3,984,871	251,756	4,236,627	5.0%
135 Sago Palm Road Vero Beach, Florida 32963

(1)	Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).
(2)	For J. McCauley Brown, amounts set forth above reflect voting power only. Mr. Brown holds sole investment power over 17,002 shares of Class A common stock and shared investment power over 10,519,555 shares of Class A common stock.
(3)	The Owsley Brown Frazier Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The individual group members have sole or shared voting and investment power over the following shares: Laura Frazier—225,433 sole, 9,104,153 shared, 9,329,586 total (11.1% of class); Catherine Frazier Joy—246,660 sole, 9,235,264 shared, 9,481,924 total (11.2% of class).
(4)	The Owsley Brown II Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The aggregate holdings of the Owsley Brown II Family Group listed in the table refer to shares over which the group members have sole or shared investment power. The individual group members have sole or shared investment power over the following shares: Christina Lee Brown—2,037,055 sole, 4,147,026 shared, 6,184,081 total (7.3% of class); Owsley Brown III—97,732 sole, 3,702,660 shared, 3,800,392 total (4.5% of class); Brooke Brown Barzun—559,529 sole, 4,263,075 shared, 4,822,604 total (5.7% of class); Augusta Brown Holland—872,210 sole, 3,152,411 shared, 4,024,621 total (4.8% of class). The group has shared voting power over an aggregate of 9,359,872 Class A shares (11.1% of class). Individually, Christina Lee Brown and Owsley Brown III each have shared voting power over 9,336,730 Class A shares (11.1% of class), Brooke Brown Barzun has shared voting power over 9,339,230 Class A shares (11.1% of class), and Augusta Brown Holland has shared voting power over 9,357,372 Class A shares (11.1% of class).
(5)	The Bond Musselman Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The aggregate holdings of the Bond Musselman Family Group listed in the table refer to shares over which the group members have sole or shared investment power. The individual group members have sole or shared investment power over the following shares: Ina Brown Bond—1,066,998 sole, 6,277,610 shared, 7,294,608 total (8.6% of class); Elaine Musselman—255,621 sole, 30,659 shared, 286,280 total (0.3% of class); W. Austin Musselman, Jr.—431,176 sole, 1,225,824 shared, 1,657,000 total (2.0% of class). The group and its individual members each have shared voting power over an aggregate of 7,880,416 shares (9.3% of class).
(6)	The G. Garvin Brown III Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The individual group members have sole or shared voting and investment power over the following shares: Campbell P. Brown –1,477,367 sole, 3,982,160 shared, 5,459,527 total (6.5% of class); Geo. Garvin Brown IV—1,369,222 sole, 3,969,627 shared, 5,338,849 total (6.3% of class).

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STOCK OWNERSHIP—STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth as of April 30, 2014, the beneficial ownership of our Class A and Class B common stock of each current director, each director nominee, each executive officer named in the Summary Compensation Table for Fiscal 2014 found on page 39, and of all directors and executive officers as a group. Some shares shown below are beneficially owned by more than one person. As of the close of business on April 30, 2014, there were 84,462,242 shares of Class A common stock and 128,992,870 shares of Class B common stock outstanding. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, which includes shares owned by persons not named in this table, we counted each share only once.

Stock Beneficially Owned by Directors and Executive Officers as of April 30, 2014

	Class A Common Stock (2) Voting or Investment Power				% of Class	Class B Common Stock (2) Investment Power				% of Class
Name (1)	Sole		Shared	Total		Sole		Shared	Total
Joan C. Lordi Amble	4,433	(3)	—	4,433	*	2,266	(3)	—	2,266	*
Donald C. Berg	25,461	(3)	—	25,461	*	160,525	(3)(6)	—	160,525	*
Patrick Bousquet-Chavanne	2,389	(3)	—	2,389	*	62,600	(3)	—	62,600	*
Geo. Garvin Brown IV	1,369,222	(4)	3,969,627	5,338,849	6.3%	376,264	(3)(5)(6)	543,629	919,893	*
Martin S. Brown, Jr.	259,473		45	259,518	*	93,202	(3)	10	93,212	*
Bruce L. Byrnes	1,433	(3)	—	1,433	*	3,277	(3)	—	3,277	*
John D. Cook	2,389	(3)	—	2,389	*	26,801	(3)	—	26,801	*
Sandra A. Frazier	1,406,519		3,174,471	4,580,990	5.4%	377,131	(3)	793,617	1,170,748	*
Jill A. Jones	15,586	(3)	—	15,586	*	81,455	(3)(6)	90	81,545	*
Mark I. McCallum	21,651	(3)	—	21,651	*	124,457	(3)	27	124,484	*
Jane C. Morreau	5,181	(3)	—	5,181	*	70,521	(3)	—	70,521	*
Michael J. Roney	532	(3)	—	532	*	—		—	—	*
Dace Brown Stubbs	3,984,871	(3)(7)	251,756	4,236,627	5.0%	911,674	(3)(8)	176,378	1,088,052	*
Michael A. Todman	—		—	—	*	—		—	—	*
Paul C. Varga	204,593	(3)	—	204,593	*	196,694	(3)	—	196,694	*
James S. Welch, Jr.	32,858	(3)	—	32,858	*	184,376	(3)	—	184,376	*
All Directors and Executive Officers as a Group (21 persons, including those named above) (9)	7,346,205	(10)	7,395,899	14,742,104	17.5%	2,848,266	(11)	1,513,751	4,362,017	3.4%

*	Represents less than 1% of the class.
(1)	The address for each of the persons named in the table is 850 Dixie Highway, Louisville, Kentucky 40210.
(2)	Based upon Company information, information furnished to the Company by the named persons, and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).

54	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

STOCK OWNERSHIP—SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

(3)	Includes the following shares subject to Class B stock-settled stock appreciation rights (SSARs) that are currently exercisable or that will become exercisable on or before June 29, 2014 (60 days after April 30, 2014), and Class A and B deferred stock units that vest over the course of the Board Year (as defined under “Director Compensation” beginning on page 18). Performance-based Class A common stock reflected below, over which the named persons have sole voting power, was issued on June 1, 2014, and is not included in the main table:

	Class A		Class B
Name	Restricted Stock	Deferred Stock Units	SSARs	Deferred Stock Units
Joan C. Lordi Amble	—	1,433	—	2,266
Donald C. Berg	9,046	—	133,537	—
Patrick Bousquet-Chavanne	—	2,389	57,551	5,049
Geo. Garvin Brown IV	—	—	10,470	—
Martin S. Brown, Jr.	—	—	23,814	1,686
Bruce L. Byrnes	—	1,433	—	3,277
John D. Cook	—	2,389	21,752	5,049
Sandra A. Frazier	—	—	23,814	1,686
Jill A. Jones	3,635	—	54,324	—
Mark I. McCallum	8,198	—	119,100	—
Jane C. Morreau	3,635	—	67,799	—
Michael J. Roney	—	532	—	—
Dace Brown Stubbs	—	1,194	28,711	3,367
Michael A. Todman	—	—	—	—
Paul C. Varga	38,766	—	95,761	—
James S. Welch, Jr.	9,046	—	168,229	—

(4)	Includes 377,449 shares of Class A common stock pledged as security.
(5)	Includes 249,898 shares of Class B common stock pledged as security.
(6)	Includes Class B common stock held in the Company’s 401(k) plan as of the close of business on April 30, 2014, as follows: Donald C. Berg, 2,280 shares; Geo. Garvin Brown IV, 12,060 shares; Jill A. Jones, 6,943 shares.
(7)	Includes 98,410 shares of Class A common stock pledged as security.
(8)	Includes 295,699 shares of Class B common stock pledged as security.
(9)	“All directors and executive officers as a group” includes 21 persons, including those directors and officers named in the table. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, each share is counted only once.
(10)	Includes 9,371 Class A deferred stock units held by all directors and executive officers as a group.
(11)	Includes 22,380 Class B deferred stock units held by all directors and executive officers as a group, and 972,469 Class B common stock SSARs held by all directors and executive officers as a group that are exercisable on or before June 29, 2014 (60 days after April 30, 2014).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors, and “beneficial owners” of more than 10% of our Class A common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2014, these persons reported all transactions on a timely basis, except for the following late filings, most of which related to gifts and estate-related transactions: Form 4 by J. McCauley Brown reporting a gift of 7,887 Class B shares; Form 4 by Laura Frazier reporting testamentary acquisitions of 21,000 Class A shares and 158,500 Class A shares; Form 4 by Laura Frazier reporting a testamentary acquisition of 26,122 Class A shares; Form 4 by Laura Frazier reporting two testamentary transfers of units of an LLC holding Class A and Class B shares, and a gift of such LLC’s units to a family trust; Form 4 by Catherine Frazier Joy reporting two testamentary transfers of units of an LLC holding Class A and Class B shares, and a gift of such LLC’s units to a family trust; Form 4 by the Amelia Brown Frazier Trust u/a f/b/o Owsley Brown Frazier reporting its termination and subsequent distribution of all beneficially owned Class A and Class B shares; and Form 4 by Donald C. Berg reporting the inadvertent omission of a tax withholding transaction in connection with a previously reported exercise of Class B options.

2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	BROWN-FORMAN	55

AUDIT MATTERS

This section contains a report of the Audit Committee of the Board of Directors. It also explains the role of the Audit Committee and sets forth the fees paid to our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Board has delegated to the Audit Committee (the “Committee”) responsibility to assist it in overseeing the Company’s most significant risks—financial and otherwise—and in periodically reviewing how management monitors and manages those risks. During fiscal 2014, the Committee met with management, including the CEO, CFO, Principal Accounting Officer, the Director of Internal Audit and members of the management Risk Committee, to review management’s risk register and confirm that key risks to the Company have been identified and that appropriate mitigation activities are taking place. In addition, during fiscal 2014, risk management was an agenda item for all Committee meetings held in connection with regularly scheduled Board meetings. The Committee reported to the Board the results and findings of all of its enterprise risk oversight activities this past fiscal year.

The Committee is responsible for overseeing the integrity of the Company’s financial statements on behalf of the Board. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public financial reporting process. The Company’s internal audit function is responsible for preparing and executing an annual internal audit plan under the supervision of the Director of Internal Audit, who is accountable to the Audit Committee. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on its audit. The independent registered public accounting firm also reports on the effectiveness of the Company’s internal control over financial reporting. The Committee reviews the work of management in respect of these matters and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board.

On behalf of the Board, the Committee retained PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for fiscal 2014. The Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended April 30, 2014. In addition, the Committee reviewed and discussed with management management’s assessment of the effectiveness of the Company’s internal control over financial reporting and, with PwC, PwC’s evaluation of the Company’s system of internal controls. These discussions included meetings with PwC without representatives of management present, and executive sessions with the Director of Internal Audit.

The Committee discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and the Committee discussed with PwC the firm’s independence and ability to conduct the audit. The Committee has determined that PwC’s provision of audit and non-audit services to the Company is compatible with maintaining auditor independence.

Based on the foregoing, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

AUDIT COMMITTEE Joan C. Lordi Amble, Chair Bruce L. Byrnes John D. Cook

56	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AUDIT MATTERS—FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees the Company incurred for the professional services provided by PwC for fiscal years 2013 and 2014. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

	Fiscal Years
	2013	2014
Audit Fees	$1,530,575	$1,877,758
Audit-Related Fees	143,600	147,908
Tax Fees	140,667	83,533
All Other Fees	0	8,538
Total	$1,814,842	$2,117,737

Audit Fees

This category consists of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, attestation services relating to the report on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of interim financial statements included in the Company’s Form 10-Q quarterly reports, services normally provided in connection with statutory and regulatory filings or engagements, and statutory audits required by foreign jurisdictions. For fiscal 2014, this category also included fees for audit procedures related to certain tax projects. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Audit-Related Fees

This category consists principally of fees related to the audits of employee benefit plans. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Tax Fees

This category consists principally of fees related to tax planning services. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

All Other Fees

This category consists of fees for technical training and an accounting research subscription. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

It is the policy of the Audit Committee to pre-approve all audit services and permitted non-audit services (including an estimate of the fees or a range of fees) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved the fiscal 2014 audit and non-audit services provided by PwC. The non-audit services (tax fees) approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the firm’s independence. The Audit Committee has delegated to its Chair the authority to pre-approve proposed audit and non-audit services that arise between meetings, with the understanding that the decision will be reviewed at the next scheduled Audit Committee meeting. During the approval process, the Audit Committee considers the potential impact of the type of service on the independence of the registered public accounting firm. Services and fees must be deemed compatible with the maintenance of the registered public accounting firm’s independence, including compliance with SEC rules and regulations. The Audit Committee is prohibited from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm. Throughout the year, the Audit Committee reviews any revisions to the estimates of fees initially approved.

The Audit Committee has adopted other policies in an effort to ensure the independence of our independent registered public accounting firm. The Audit Committee must pre-approve PwC’s rendering of personal financial and tax advice to any of the Company’s designated executive officers. In addition, the Audit Committee has a policy that limits the Company’s ability to hire certain current and former employees of our independent registered public accounting firm.

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AUDIT MATTERS—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015. Through its predecessor Coopers & Lybrand L.L.P., PwC has served as the Company’s auditor continuously since 1933. A representative of PwC will attend the Annual Meeting, will be given the opportunity to make a statement should he or she so desire, and will be available to respond to appropriate questions. We know of no direct or material indirect financial interest that PwC has in the Company or any of our subsidiaries, or of any connection with the Company or any of our subsidiaries by PwC in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

58	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

SEC regulations require disclosure of certain transactions between the Company and a “related person.” For purposes of these regulations, a “related person” generally includes any individual who served as a director or executive officer at any time during the last fiscal year, a director nominee, a beneficial owner of more than 5% of the Company’s voting securities, and any immediate family member of any such person. To ascertain information regarding related person transactions, the Company has asked each director, director nominee, executive officer, and more than 5% beneficial owner to disclose any Company transaction with a related person since May 1, 2013, or any such proposed transaction. Under the terms of its charter, the Audit Committee is responsible for reviewing, and if appropriate, approving or ratifying the Company’s related person transactions. The Audit Committee reviewed and approved all such transactions for fiscal 2014.

As a family-controlled company, we employ individuals who are considered “related persons” under SEC regulations. As of April 30, 2014, we employed seven individuals – Campbell P. Brown, Christopher L. Brown, Geo. Garvin Brown IV, J. McCauley Brown, Suzanne Brown Siegel, George C. Chapman, and Marshall B. Farrer – who are immediate family members of executive officers, directors, or more than 5% beneficial owners, or who are directors or more than 5% beneficial owners in their own right. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees, and the aggregate amount of compensation and benefits paid by the Company to each of these employees during fiscal 2014 exceeded $120,000. For certain of these employees, we provided expatriate benefits pursuant to our employee relocation assistance program.

In addition to his service as Chairman of our Board, Geo. Garvin Brown IV serves as Executive Vice President of Brown-Forman. During fiscal 2014, Mr. Brown received a salary (including holiday bonus) of $306,250, and non-equity incentive compensation of $486,387. In addition, he received long-term equity-based incentive compensation of 3,936 Class B common restricted stock units. The Company included $145,000 in Mr. Brown’s fiscal 2014 long-term incentive compensation award at target for serving as Chairman of our Board. During fiscal 2014, the Company incurred costs at a net amount of $71,108 for certain expenses associated with Mr. Brown’s living abroad and other employee benefits provided to him. Mr. Brown’s compensation as a Company employee is consistent with that of other employees with similar tenures, responsibilities, performance histories, and expatriate status.

Laura Lee Brown is a member of the Brown family, a more than 5% beneficial owner of the Company’s voting stock, and the sister of Director Dace Brown Stubbs. Ms. Brown, together with her spouse, Steve Wilson, owns a parking garage in downtown Louisville, next to our offices at 626 West Main Street. We lease, at market rates, a number of parking spaces in this garage, and pay additional amounts for validations of parking for customers and visitors. For fiscal 2014, the Company’s expense under this arrangement was $259,369. In addition, Ms. Brown and Mr. Wilson are owners of the 21c Museum Hotel and Proof on Main restaurant. During fiscal 2014, Brown-Forman rented hotel rooms and conference rooms and provided meals and entertainment at 21c and Proof, at market rates, to various corporate guests. The amount paid in fiscal 2014 for these expenses was $198,976.

The Company has recently entered into discussions to potentially purchase two historic buildings on Main Street in the central business district of Louisville, Kentucky. The seller would be Main Street Revitalization LLC, which is managed by Brown Wilson Ventures, an entity controlled by Laura Lee Brown and her husband, Steve Wilson. Members of Main Street Revitalization include Brown Wilson Ventures; the Company; Kentucky Ceramics LLC, which is controlled by Christina Lee Brown; and James S. Welch, Jr., and his wife, Marianne Welch. Ms. Laura Lee Brown and Ms. Christina Lee Brown are each beneficial owners of more than 5% of the Company’s voting stock, and Mr. Welch is a director and executive officer of the Company.

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OTHER INFORMATION—STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company, and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors either during fiscal 2014, or as of the date of this Proxy Statement.

Other Proposed Action At the Meeting

As of June 26, 2014, we know of no additional business to come before the meeting. If any other matters are properly presented for voting at the Annual Meeting, the proxies will be voted on those matters as the Board may recommend, or, in the absence of a recommendation, in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

To be considered for inclusion in the Proxy Statement and form of proxy relating to the 2015 Annual Meeting of Stockholders, stockholder proposals must be received by us at our principal executive offices at 850 Dixie Highway, Louisville, Kentucky 40210, no later than February 26, 2015. Proposals should be sent to the attention of Matthew E. Hamel, our Secretary, and must comply with SEC requirements related to the inclusion of stockholder proposals in Company-sponsored proxy materials. Any notice of a proposal submitted outside the process of Exchange Act Rule 14a-8, which a stockholder intends to bring at our 2015 Annual Meeting of Stockholders received after May 12, 2015, will be considered untimely, and the proxies solicited by us for next year’s Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that Annual Meeting.

By Order of the Board of Directors

MATTHEW E. HAMEL

Secretary

Louisville, Kentucky

June 26, 2014

60	BROWN-FORMAN	2014 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

BROWN-FORMAN

850 DIXIE HIGHWAY
LOUISVILLE, KENTUCKY 40210
WWW.BROWN-FORMAN.COM

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on Thursday, July 24, 2014.

Vote by Internet • Go to www.investorvote.com/BFB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone (Stockholders based outside of the United States, its territories, and Canada must cast their votes using the internet or by mail.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• There is NO CHARGE to you for the call
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you either vote by Internet or by telephone or sign and return this card.

+
A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Against	Abstain

	01 - Joan C. Lordi Amble	☐	☐	☐

	04 - Martin S. Brown, Jr.	☐	☐	☐

	07 - Sandra A. Frazier	☐	☐	☐

	10 - Michael A. Todman	☐	☐	☐

	For	Against	Abstain

02 - Patrick Bousquet- Chavanne	☐	☐	☐

05 - Bruce L. Byrnes	☐	☐	☐

08 - Michael J. Roney	☐	☐	☐

11 - Paul C. Varga	☐	☐	☐

	For	Against	Abstain

03 - Geo. Garvin Brown IV	☐	☐	☐

06 - John D. Cook	☐	☐	☐

09 - Dace Brown Stubbs	☐	☐	☐

12 - James S. Welch, Jr.	☐	☐	☐

		For	Against	Abstain

2.	Non-binding advisory vote to approve executive compensation	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please have an authorized person sign in full corporate name. If a partnership, please have an authorized person sign in partnership name.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

01UHJH

YOUR VOTE IS IMPORTANT.

If you do not vote by Internet or telephone, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting.

The Proxy Materials are available for review at:

www.brown-forman.com/proxy

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY – BROWN-FORMAN CORPORATION

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on July 24, 2014.

The undersigned hereby appoints Geo. Garvin Brown IV, Paul C. Varga and Matthew E. Hamel, and each of them, attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation (the “Corporation”) standing of record in the name of the undersigned at the close of business on June 16, 2014, at the Annual Meeting of Stockholders of the Corporation to be held on July 24, 2014, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” each of the nominees for director and “FOR” Proposal 2. The votes entitled to be cast by the undersigned will be cast at the direction of the named proxy holders upon any other matter that may properly come before the meeting and any adjournment of postponement thereof.

If you vote by Internet or telephone, please do not send your proxy by mail.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE SIDE OF THIS CARD.